SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Weatherford International Ltd.

(Name of Registrant as Specified in its Charter)

N/A
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March 23, 2006
Dear Weatherford Shareholder:
      You are cordially invited to join us at the 2006 Annual General Meeting of Shareholders of Weatherford International Ltd. to be held at 9:00 a.m. on Tuesday, May 9th, in Houston, Texas. The Annual General Meeting will be held at The St. Regis Hotel located at 1919 Briar Oaks.
      The notice of meeting and proxy statement that follow this letter describe the business to be conducted at the Annual General Meeting, including the election of eight directors.
      Your vote is important. Whether or not you plan to attend the Annual General Meeting, we strongly encourage you to provide your proxy by telephone, the Internet or on the enclosed proxy card at your earliest convenience.
      Thank you for your cooperation and support.

Sincerely,

Bernard J. Duroc-Danner
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
Committees and Meetings of The Board
Board Compensation
Corporate Governance Matters
Audit Committee Report
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
Shares Owned by Directors and Executive Officers
Shares Owned by “Beneficial Holders”
EXECUTIVE OFFICERS
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks And Insider Participation
Certain Relationships
Summary Compensation Table
Aggregated Option Exercises in 2005 And December 31, 2005 Option Values
Nonqualified Executive Retirement Plan
Pension Plan Table
Employment Contracts
Equity Compensation Plan Information
Performance Graph
OTHER INFORMATION
ARTICLE I Establishment, Purpose and Duration
ARTICLE II Definitions
ARTICLE III Eligibility and Participation
ARTICLE IV General Provisions Relating to Awards
ARTICLE V Options
ARTICLE VI Share Appreciation Rights
ARTICLE VII Restricted Share Awards
ARTICLE VIII Restricted Share Unit Awards
ARTICLE IX Performance Share Awards and Performance Unit Awards
ARTICLE X Other Share-Based Awards
ARTICLE XI Cash-Based Awards
ARTICLE XII Substitution Awards
ARTICLE XIII Administration
ARTICLE XIV Amendment or Termination of Plan
ARTICLE XV Miscellaneous

WEATHERFORD INTERNATIONAL LTD.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE:	Tuesday, May 9, 2006
TIME:	9:00 a.m. (Houston time)
PLACE:	The St. Regis Hotel 1919 Briar Oaks Houston, Texas
Items of Business:
      1. Elect eight directors to hold office for a one-year term;
      2. Appoint Ernst & Young LLP as our independent registered public accounting firm (which constitutes our auditors for purposes of Bermuda law) for the year ending December 31, 2006, and authorize the Audit Committee of the Board of Directors to set Ernst & Young’s remuneration;
      3. Approve the Weatherford International Ltd. 2006 Omnibus Incentive Plan;
      4. Approve an increase in the Company’s authorized share capital from $510,000,000, consisting of 500,000,000 common shares and 10,000,000 preference shares, to $1,010,000,000, by the creation of 500,000,000 additional common shares; and
      5. Any other matters that may properly come before the meeting.
      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR, IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO SET ERNST & YOUNG’S REMUNERATION, IN FAVOR OF THE APPROVAL OF THE WEATHERFORD INTERNATIONAL LTD. 2006 OMNIBUS INCENTIVE PLAN AND IN FAVOR OF THE INCREASE IN OUR AUTHORIZED SHARE CAPITAL.
      At the Annual General Meeting, the audited consolidated financial statements of the Company for the year ended December 31, 2005 and accompanying auditors’ report will be presented.
      Your Board of Directors has set March 10, 2006, as the record date for the Annual General Meeting. Only those shareholders who are holders of record of our common shares at the close of business on March 10, 2006, will be entitled to vote at the Annual General Meeting.
      You are cordially invited to join us at the Annual General Meeting. However, to ensure your representation at the Annual General Meeting, we request that you provide your proxy by telephone, the Internet or by signing and returning your proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you plan to attend. If you are present at the Annual General Meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

Burt M. Martin
Secretary
Houston, Texas
March 23, 2006

WEATHERFORD INTERNATIONAL LTD.
PROXY STATEMENT

Annual Meeting:	Date: Tuesday, May 9, 2006 Time: 9:00 a.m. (Houston time) Place: The St. Regis Hotel 1919 Briar Oaks Houston, Texas

General Information:	Our principal executive offices are located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027. Our telephone number is (713) 693-4000.

On November 30, 2005, we effected a two-for-one share split. References to share numbers, phantom share units and share prices in this proxy statement have been adjusted as necessary to reflect the share split.

Agenda:	Four proposals:

• Proposal 1 — The election of eight nominees as directors of the Company;

• Proposal 2 — The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (which constitutes our auditors for purposes of Bermuda law) for the year ending December 31, 2006, and the authorization of the Audit Committee of the Board of Directors to set Ernst & Young’s remuneration;

• Proposal 3 — The approval of the Weatherford International Ltd. 2006 Omnibus Incentive Plan; and

• Proposal 4 — The approval of an increase in the Company’s authorized share capital from $510,000,000, consisting of 500,000,000 common shares and 10,000,000 preference shares, to $1,010,000,000, by the creation of 500,000,000 additional common shares.

At the Annual General Meeting, we will present Weatherford’s audited consolidated financial statements for the year ended December 31, 2005. Copies of the financial statements are contained in our 2005 Annual Report which is being mailed to shareholders together with this Proxy Statement. Our 2005 Annual Report is not part of our proxy soliciting information.

Who Can Vote:	All holders of record of our common shares at the close of business on March 10, 2006, are entitled to vote. Holders of the common shares are entitled to one vote per share at the Annual General Meeting.

Proxies Solicited By:	Your vote and proxy are being solicited by our Board of Directors for use at the Annual General Meeting. This Proxy Statement and enclosed proxy card are being sent on behalf of our Board of Directors to all shareholders beginning on or about April 7, 2006. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions. You may also authorize the persons named on the proxy card to vote your shares via the Internet at the Internet address of www.voteproxy.com, or telephonically by calling 1-800-PROXIES (1-800-776-9437). Please have your proxy card available if you decide to appoint a proxy by the Internet or by telephone because the proxy card contains more detailed instructions. Proxies submitted by Internet or telephone must be received by 12:00 a.m. New York time on May 9, 2006. If you give your proxy by the Internet or telephone, please do not mail your proxy card.

Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee.

Proxies:	If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote your shares as recommended by the Board of Directors.

Revoking Your Proxy:	You can revoke your proxy by:

• writing to the Secretary at 515 Post Oak Blvd., Suite 600, Houston, Texas 77027 before the Annual General Meeting;

• submitting a later-dated proxy via mail, the Internet or telephone; or

• casting your vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above.

Quorum:	As of March 10, 2006, there were 360,247,433 common shares issued and entitled to vote, including 11,379,584 shares held by subsidiaries of the Company. We do not vote the shares held by our subsidiaries. The presence of two or more persons in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares throughout the meeting will form a quorum. If you have properly given a proxy by mail, Internet or telephone, your shares will count toward the quorum, and the persons named on the proxy card will vote your shares as you have instructed.

Pursuant to Bermuda law, (i) common shares represented at the Annual General Meeting whose votes are withheld on any matter, (ii) common shares that are represented by “broker non-votes” (i.e., common shares held by brokers that are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (iii) common shares that abstain from voting on any matter are not included in the determination of the common shares voting on a matter but are counted for quorum purposes.

If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares in the election of directors and the approval of our auditor even if the broker does not receive voting instructions from you. Under the New York Stock Exchange rules, your broker may not vote your shares on the proposal relating to the Weatherford International Ltd. 2006 Omnibus Incentive Plan or the proposal relating to the increase in the number of common shares we are authorized to issue without receiving voting instructions from you. Without your voting instructions on these items, a broker non-vote will occur.

Multiple Proxy Cards:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.

Cost of Proxy Solicitation:	We have retained Georgeson Shareholder Communications Inc. to solicit proxies from our shareholders at an estimated fee of $8,000, plus expenses. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Questions:	You may call our proxy solicitor, Georgeson Shareholder Communications, at (800) 509-1078 if you have any questions.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROPOSAL NO. 1
Election of Directors
      Eight directors are to be elected at the Annual General Meeting. Each director elected will hold office until the 2007 Annual General Meeting. All of the nominees for director have served as directors since the 2005 Annual General Meeting. The nominees for election as director are:

Name	Age	Director Since

Bernard J. Duroc-Danner	52	1988
Nicholas F. Brady	75	2004
David J. Butters	65	1984
Sheldon B. Lubar	76	1995
William E. Macaulay	60	1998
Robert B. Millard	55	1989
Robert K. Moses, Jr.	65	1998
Robert A. Rayne	57	1987
      The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a majority of votes cast at the Annual General Meeting will be elected as directors. Abstentions, broker non-votes and withheld votes will not be treated as a vote for or against any particular nominee.
      All of our nominees have consented to serve as directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute nominee.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES FOR DIRECTOR.
Director Biographies
      Bernard J. Duroc-Danner joined the Company in May 1987 to initiate the start-up of EVI, Inc.’s oilfield service and equipment business. He was elected EVI’s President in January 1990 and Chief Executive Officer in May 1990. In connection with the merger of EVI, Inc. with Weatherford Enterra, Inc. on May 27, 1998, Mr. Duroc-Danner was elected as our Chairman of the Board, President and Chief Executive Officer. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). In prior years, Mr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil Inc. Mr. Duroc-Danner is a director of Helix Energy Solutions Group, Inc. (a leading marine contractor and operator of offshore oil and gas properties and production facilities), Universal Compression Holdings, Inc. (a natural gas compression service company), Dresser, Inc. (a provider of engineered equipment and services primarily for the energy industry) and London Merchant Securities plc (a leading property development and venture capital company).
      Nicholas F. Brady has been the Chairman of Darby Overseas Investments, Ltd. and Darby Technology Ventures Group, LLC, investment firms, since 1994. Mr. Brady is Chairman of Franklin Templeton Investment Funds (an international investment management company), a director of Amerada Hess Corporation (an exploration and production company) and Templeton Capital Advisors Ltd. (investment management companies), and director or trustee, as the case may be, of a number of investment companies in the Franklin Templeton Group of Funds. Mr. Brady is a former Secretary of the United States Department of the Treasury (1988-1993), a former Chairman of the Board of Dillon Read & Co. Inc. (investment banking) (1970-1988) and a former Chairman of Purolator, Inc. (filtration products) (1971-1987). Mr. Brady also represented the state of New Jersey as a member of the United States Senate (1982).

      David J. Butters is a Managing Director of Lehman Brothers Inc., an investment banking company, where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Directors of GulfMark Offshore, Inc. (a provider of marine support and transportation services to companies involved in the exploration and production of oil and natural gas), a director of ACOL Tankers Ltd. (an oil tanker company) and a director of Grant Prideco, Inc. (a provider of drill pipe and other drill stem products). Mr. Butters is Deputy Chairman of the Company’s Board.
      Sheldon B. Lubar has been the Chairman of Lubar & Co., a private investment and management company, for more than the past five years. Mr. Lubar is a director of Crosstex Energy, L.P., Crosstex Energy, Inc. (gas gathering and processing companies), Grant Prideco and various private companies. Until 2005, he was Chairman of Total Logistics, Inc.
      William E. Macaulay is the Chairman and Chief Executive Officer of First Reserve Corporation, a Connecticut-based private equity investment firm, which he joined in 1983. Mr. Macaulay served as a director of Weatherford Enterra from October 1995 to May 1998. He serves as Chairman of the Board of Foundation Coal Holdings, Inc. (a coal company) and Dresser-Rand Group, Inc. (a supplier of compression and turbine equipment to the oil, gas, petrochemical and industrial process industries). He also serves as a director of Dresser, Inc. (an equipment and services company serving the energy industry).
      Robert B. Millard is a Managing Director of Lehman Brothers Inc., where he has been employed for more than the past five years. Mr. Millard is also a director of GulfMark Offshore, Inc. and L-3 Communications Corporation (a manufacturer of electronic communications equipment principally for the defense industry).
      Robert K. Moses, Jr. has been a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas, for more than the past five years. He served as Chairman of the Board of Directors of Weatherford Enterra from May 1989 to December 1992 and as a director of Weatherford Enterra from December 1992 to May 1998. Mr. Moses is also a director of Grant Prideco.
      Robert A. Rayne is Chief Executive Director of London Merchant Securities plc, a company listed on the London Stock Exchange, and has been a Director of that company for more than the past five years.

Committees and Meetings of The Board
Committees
      The Board of Directors has created the following committees:

•	Audit

•	Compensation

•	Corporate Governance and Nominating
Number of Meetings
      During 2005, the Board of Directors met seven times, the Audit Committee met eleven times, the Compensation Committee met three times, and the Corporate Governance and Nominating Committee met three times. All of the directors attended at least 75% of all Board of Directors and respective committee meetings.
Audit Committee
      Messrs. Butters, Lubar (Chair) and Rayne are the current members of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee. The charter is available on our website at www.weatherford.com, by clicking on “Corporate,” then “Corporate Governance,” then “Committee Charters.” We will provide a copy of the charter without charge to any shareholder upon request. The primary functions of the Audit Committee are:

•	overseeing the integrity of our financial statements;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing our independent auditors, including their qualifications, independence and performance; and

•	overseeing our internal auditors.
      All members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Board of Directors has determined that Messrs. Butters and Rayne are “audit committee financial experts” as defined by applicable SEC rules because of their extensive financial experience. For more information regarding Messrs. Butters’ and Rayne’s experience, please see their biographies on page 5 of this proxy statement.
Compensation Committee
      The current members of the Compensation Committee are Messrs. Brady, Millard (Chair) and Moses. Messrs. Millard, Moses and Rayne were the members of the Compensation Committee prior to May 13, 2005. The Board of Directors has adopted a written charter for the Compensation Committee. The charter is available on our website at www.weatherford.com, by clicking on “Corporate,” then “Corporate Governance,” then “Committee Charters.” We will provide a copy of the charter without charge to any shareholder upon request. The primary functions of the Compensation Committee are:

•	evaluating the performance and, together with the other members of the Board who are independent as defined by the rules of the New York Stock Exchange, determining and approving the compensation of our chief executive officer;

•	making recommendations to the Board regarding executive compensation, incentive compensation plans and equity-based plans; and

•	administering or having administered our incentive compensation plans and equity-based plans for executive officers and employees.

      All members of the Compensation Committee are independent as defined by the rules of the New York Stock Exchange.
Corporate Governance and Nominating Committee
      Messrs. Butters (Chair), Lubar and Macaulay are the current members of the Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee. The charter is available on our website at www.weatherford.com, by clicking on “Corporate,” then “Corporate Governance,” then “Committee Charters.” We will provide a copy of the charter without charge to any shareholder upon request. The primary functions of the Corporate Governance and Nominating Committee are:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for the next Annual General Meeting of Shareholders;

•	developing and recommending to the Board the Corporate Governance Guidelines for the Company;

•	overseeing the Board in its annual review of the Board’s and management’s performance; and

•	recommending to the Board director nominees for each committee.
      All members of the Corporate Governance and Nominating Committee are independent as defined by the rules of the New York Stock Exchange.
Board Compensation
Directors’ Fees
      The directors who are not employees of the Company are paid the following fees:

•	$5,000 for each Board meeting attended;

•	$2,000 for each Committee meeting attended;

•	$60,000 as an annual retainer;

•	$10,000 as an annual retainer for each Committee chair (other than the Audit Committee chair) and the lead director;

•	$20,000 as an annual retainer for the Audit Committee chair; and

•	$10,000 as an annual retainer for each Audit Committee member.
      Annual retainers are paid quarterly.
Deferred Compensation Plan
      Under our Non-Employee Director Deferred Compensation Plan, each non-employee director may elect to defer up to 7.5% of any fees paid by us. The deferred fees are converted on a monthly basis into non-monetary units representing common shares that could have been purchased with the deferred fees based on the average of the high and low price of the common shares on the last day of the month in which the fees were deferred. If a non-employee director elects to defer at least 5% of his fees, we will make an additional contribution to the director’s account equal to (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director. Our directors may generally determine when distributions will be made from the plan. The amount of the distribution will be a number of common shares equal to the number of units in the director’s account at the time of the distribution. During 2005, we contributed $14,100, $22,650, $20,850, $14,100, $15,727, $15,150 and $19,050 to the accounts of Messrs. Brady, Butters, Lubar, Macaulay, Millard, Moses and Rayne, respectively, which represented 447, 729, 673, 452, 500, 484 and 615 units allocated to their respective accounts. As of December 31, 2005, Messrs. Brady, Butters, Lubar, Macaulay, Millard, Moses and Rayne had 1,586; 29,098; 6,866; 4,032; 2,970; 4,221 and 9,006 units allocated to their respective accounts, including units purchased with their own deferrals. Based on the closing price of our common shares on December 30, 2005 ($36.20), the value of the units in Messrs. Brady’s, Butters’, Lubar’s, Macaulay’s, Millard’s, Moses’ and Rayne’s accounts was $57,413, $1,053,348, $248,549, $145,958, $107,514, $152,800 and $326,017, respectively.
Restricted Share Awards
      On September 29, 2005, we granted to each of the non-employee directors a restricted share award of 6,000 common shares pursuant to our restricted share plan. The awards vest in three equal annual installments, beginning on September 29, 2006, subject to earlier vesting in the event of the death, disability or retirement of the director or a change of control of Weatherford. Based on the closing price of our common shares on September 29, 2005 ($34.95), the value of each restricted share award was $209,700.
Retirement Plan
      The Company maintains the Weatherford International Incorporated Non-Employee Director Retirement Plan for former eligible directors of Weatherford Enterra. Under this plan, former non-employee directors of Weatherford Enterra with at least five years of service as a director are entitled to receive an annual benefit amount equal to 50% of the annual cash retainer fee in effect at the time of retirement, with benefits increased by 10% (up to 100%) for each additional full year of service in excess of five years. The benefits are payable monthly for the lesser of the number of months that the director served on the Board or ten years. If the director dies while serving on the Board or after his retirement from the Board, benefits are paid to his beneficiaries. After the merger of EVI, Inc. and Weatherford Enterra in June 1998, we discontinued this plan. Mr. Moses is the only current director who was fully vested and eligible to participate in this plan at the time of the plan’s discontinuance.
Corporate Governance Matters
      We are committed to adhering to sound principles of corporate governance. A copy of our Corporate Governance Principles is available on our website at www.weatherford.com, by clicking on “Corporate,” then “Corporate Governance,” then “Corporate Governance Policies.” We will also provide a copy of our Corporate Governance Principles to any of our shareholders without charge upon written request.
Director Independence
      The Board of Directors has affirmatively determined that each director and nominee is independent, as defined for purposes of the New York Stock Exchange’s listing standards, other than Mr. Duroc-Danner, who is an employee. As contemplated by NYSE rules, the Board has adopted categorical standards to assist it in making independence determinations. Relationships that fall within the categorical standards are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The Board, however, considers all material relationships with each director in making its independence determinations. A relationship falls within the categorical standards if it:

•	Is a type of relationship addressed in Section 303A 2(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or

•	Is in the ordinary course of business and does not exceed 2% of the consolidated gross revenues of the other person for the previous year.
None of the independent directors and nominees had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards. The relationships discussed under “Certain Relationships” in this proxy statement did not exceed these standards.

Director Nominations
      In obtaining the names of possible nominees, the Corporate Governance and Nominating Committee makes its own inquiries and will receive suggestions from other directors, management, shareholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from shareholders is the same as its process for unsolicited recommendations from other sources. The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders who submit their recommendations in writing to Chair, Corporate Governance and Nominating Committee, care of the Corporate Secretary, Weatherford International Ltd., 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, USA. Recommendations received before December 1st in any year will be considered for inclusion in the slate of director nominees to be presented at the Annual General Meeting in the following year. Unsolicited recommendations must contain the name, address and telephone number of the potential nominee, a statement regarding the potential nominee’s background, experience, expertise and qualifications, a signed statement confirming his or her willingness and ability to serve as a director and abide by our corporate governance policies and his or her availability for a personal interview with the Corporate Governance and Nominating Committee, and evidence that the person making the recommendation is a shareholder of Weatherford.
      The Corporate Governance and Nominating Committee believes that nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Directors should have a record of accomplishment in their chosen professional field and demonstrate sound business judgment. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, including attendance at (in person) and participation in all Board and Committee meetings, and should be committed to serve on the Board for an extended period of time.
      Shareholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission. Shareholders who do not comply with Rule 14a-8 but who wish to have a nominee considered by our shareholders at the Annual General Meeting must comply with the deadlines and procedures set forth in our Bye-laws. Please see “Proposals by Shareholders” in this proxy statement for more information.
Communication with Board Members
      Any shareholder or other interested party that desires to communicate with the Board of Directors or any of its specific members, including the Presiding Director or the non-management directors as a group, should send their communication to the Secretary, Weatherford International Ltd., 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, USA. All such communications will be forwarded to the appropriate members of the Board.
Director Presiding at Executive Sessions
      Executive sessions of non-management directors are held at least twice each year. Mr. Butters has been appointed as the Presiding Director for these sessions.
Director Attendance at Annual General Meeting
      All directors are expected to attend the Annual General Meeting. Six directors attended our 2005 Annual General Meeting.

Code of Conduct
      We have adopted a Code of Conduct that applies to our directors, officers and employees. We also have adopted a Supplemental Code of Conduct that applies to our President and Chief Executive Officer and our Chief Financial Officer. These documents are available on our website at www.weatherford.com, by clicking on “Corporate,” then “Corporate Governance.” We will also provide a copy of these documents to any of our shareholders without charge upon written request. We intend to post amendments to and waivers of our Code of Conduct (to the extent applicable to our President and Chief Executive Officer and our Chief Financial Officer) and to the Supplemental Code of Conduct at this location on our website.

Audit Committee Report
March 23, 2006
To the Board of Directors of Weatherford International Ltd.:
      We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.
      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.
      Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
      We also have considered whether the services provided by the independent auditors for non-audit services are compatible with maintaining the auditors’ independence and determined that such services are compatible with maintaining such independence of Ernst & Young.

David J. Butters
Sheldon B. Lubar, Chairman
Robert A. Rayne

PROPOSAL NO. 2
Appointment of Independent Registered Public Accounting Firm (which constitutes our auditors for purposes of Bermuda law) and Authorization of The Audit Committee to Set
the Independent Registered Public Accounting Firm’s Remuneration
      In accordance with Bermuda law and the Company’s Bye-laws, our shareholders have the authority to appoint our independent auditors and to authorize the Audit Committee to set the remuneration of the independent auditors. At the Annual General Meeting, our shareholders will be asked to appoint Ernst & Young LLP as Weatherford’s independent registered public accounting firm (which constitutes our auditors for purposes of Bermuda law) for the year ending December 31, 2006, and to authorize the Audit Committee of our Board of Directors to set Ernst & Young’s remuneration. The affirmative vote of a majority of the votes cast at the Annual General Meeting is required to approve the proposal to appoint Ernst & Young as the Company’s independent registered public accounting firm (which constitutes our auditors for purposes of Bermuda law) and to authorize the Audit Committee to set Ernst & Young’s remuneration.
      Representatives of Ernst & Young will be present at the Annual General Meeting to respond to any appropriate shareholder questions and will be given an opportunity to make a statement if they so desire.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (WHICH CONSTITUTES OUR AUDITORS FOR PURPOSES OF BERMUDA LAW) OF THE COMPANY AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET ERNST & YOUNG’S REMUNERATION.
Fees Paid to Ernst & Young
      The following table presents fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Ernst & Young during those periods.

	2005	2004

Audit fees(1)	$5,063,000	$5,632,000
Audit-related fees(2)	71,000	64,000
Tax fees(3)	124,000	197,000
All other fees(4)	43,000	197,000

Total	$5,301,000	$6,090,000

(1)	Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting and the reviews of the quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees, work done by tax professionals in connection with the audit and quarterly reviews and accounting consultations and research work necessary to comply with generally accepted auditing standards. Fees are presented in the period to which they relate versus the period in which they were billed.

(2)	Audit-related fees include consultations concerning financial accounting and reporting matters not required by statute or regulation as well as fees for employee benefit plan audits.

(3)	Tax fees consist of non-U.S. tax compliance, planning and U.S. tax-related consultation.

(4)	Other services performed include certain advisory services and do not include any fees for financial information systems design and implementation.

Audit Committee Pre-approval Policy
      The Audit Committee has established a pre-approval policy for all audit services to be provided by an outside audit firm, including the independent auditor, and permissible non-audit services provided by the independent auditor.
      There are two types of pre-approval. “General” pre-approval is based on pre-determined types of services and amounts. Under the policy, pre-approved service categories are provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. The Audit Committee reviews a listing of “General” services provided on a quarterly basis. “Specific” pre-approval is required for certain types of services or if a service exceeds the limits set out in the “General” pre-approval. “Specific” pre-approval must be obtained through direct communications with the Audit Committee or the Chairman of the Audit Committee, to whom the Audit Committee has delegated pre-approval authority. The Chairman must report any pre-approved decisions to the Audit Committee at its next scheduled meeting.
      Pre-approval is not required for de minimis services that initially were thought to be part of an audit. When an auditor performs a service thought to be part of the audit, which then turns out to be a non-audit service, the pre-approval requirement is waived. However, the Audit Committee must approve the service before the audit is completed. Fees for de minimis services, when aggregated with fees for all such services, cannot exceed five percent of the total fees paid to the accountant during the fiscal year.
PROPOSAL NO. 3
Approval of the Weatherford international Ltd.
2006 Omnibus Incentive Plan
      Our shareholders are being asked to consider and vote on a proposal to approve the Weatherford International Ltd. 2006 Omnibus Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors on February 15, 2006, subject to approval of the shareholders. Approval of the Plan requires the affirmative vote of a majority of the votes cast at the meeting.
      Since our inception, we have recognized the importance of aligning the interests of our employees with those of our shareholders. The Plan reflects this philosophy by providing those persons who have substantial responsibility for the management and growth of the Company with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with us.
      If the Plan is approved at the meeting, we will suspend the granting of any additional options under our 1998 Stock Option Plan or any additional restricted shares or restricted share units under our Restricted Share Plan. As of March 10, 2006, we had approximately 1,700,904 shares available for issuance under the 1998 Stock Option Plan and approximately 242,488 shares available for issuance under the Restricted Share Plan.
      Following is a summary of the material terms of the Plan and of certain tax effects of participation in the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Appendix A. To the extent that there is a conflict between this summary and the Plan, the terms of the Plan will govern. Any capitalized terms used but not defined in the summary have the meaning given to them in the Plan.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE WEATHERFORD INTERNATIONAL LTD. 2006 OMNIBUS INCENTIVE PLAN.

General Terms
      The aggregate number of common shares available for grant under the Plan is 10 million. Each share that is subject to an award counts as one share against the aggregate number. The maximum number of common shares subject to an option or share appreciation rights (SAR) that may be granted under the Plan to an employee or director of the Company or any of its affiliates during any fiscal year is 1 million.
      Generally, if an award granted under the Plan is forfeited or cancelled for any reason or is settled in cash in lieu of shares, the shares allocable to the forfeited or cancelled portion of the award may again be subject to an award granted under the Plan. If shares are delivered or tendered to the Company for repurchase to satisfy the exercise price of any option award, those shares will not be added to the aggregate number of shares available for grant under the Plan. If any shares are withheld from issuance to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available for grant under the Plan. If any outstanding award is forfeited or cancelled for any reason, or is settled for cash in lieu of shares, the shares allocable to such award will again be available for grant under the Plan.
      The Compensation Committee will administer the Plan. Any employee or non-employee director of the Company or one of its affiliates is eligible for awards under the Plan.
      The Plan provides for awards of options, SARs, restricted shares, restricted share units, performance share awards, performance unit awards, other share-based awards and cash-based awards.
      The Board of Directors may amend the terms of the Plan at any time, subject to the shareholder approval requirements of the NYSE and other rules and regulations applicable to the Company.
      Awards granted under the Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and are generally exercisable during the holder’s lifetime only by the holder.
      In case of certain corporate acquisitions by the Company, awards may be granted under the Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of the Company or its affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the Plan to such extent as the Compensation Committee may deem appropriate to conform to the provisions of the award for which the substitution is being granted.
      The Compensation Committee may establish certain performance goals applicable to performance share awards and performance unit awards granted under the Plan.
      The Plan will continue indefinitely until it is terminated pursuant to its terms.

Options
      For options granted under the Plan, the Compensation Committee will specify the option price, size and term (which cannot exceed ten years), and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Compensation Committee at the time of grant.
      The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise through a registered broker-dealer, or (iii) in any other form of payment that is acceptable to the Compensation Committee. The Compensation Committee may permit a holder to pay the option price and any applicable tax withholding by authorizing a third-party broker to sell all or a portion of the common shares acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding.
      All options granted under the Plan are granted with an exercise price equal to or greater than the fair market value of the common shares at the time the option is granted.

      The Plan prohibits any repricing of options after their grant, other than in connection with a share split or the payment of a share dividend.

SARs
      Subject to the terms and conditions of the Plan, a SAR provides its holder with the right to receive an amount equal to the excess of (i) the fair market value of one common share of the Company on the date of exercise of the SAR over (ii) the grant price of the SAR. All SARs granted under the Plan must have a grant price equal to or greater than the fair market value of the common shares at the time the SAR is granted.
      The Compensation Committee may determine the term of any SAR, so long as the term does not exceed 10 years. With respect to exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable, including any vesting or transferability provisions. The Compensation Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance of service with the Company.
      Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a common share on the date of exercise over the grant price of the SAR by (ii) the number of common shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in shares of equivalent value, in some combination thereof, or in any other manner that may be approved by the Compensation Committee.

Restricted Shares
      The Compensation Committee may grant restricted shares to any eligible persons selected by it. The amount of an award of restricted shares, and any vesting or transferability provisions relating to such an award, are determined by the Compensation Committee in its sole discretion.
      Each recipient of a restricted share award will have the rights of a shareholder of the Company with respect to the restricted shares included in the restricted share award during any period of restriction established for the restricted share award. Dividends paid with respect to restricted shares (other than dividends paid by means of common shares or rights to acquire common shares) will be paid to the holder of restricted shares currently. Dividends paid in common shares or rights to acquire common shares will be added to and become a part of the holder’s restricted shares.

Restricted Share Unit Awards
      The Compensation Committee determines the material terms of restricted share unit awards, including the vesting schedule, the price (if any) to be paid by the recipient in connection with the award, and any transferability restrictions or other conditions applicable to the award, which may include the attainment of specified performance objectives described below.
      A restricted share unit award is similar in nature to a restricted share award except that in the case of a restricted share unit, no common shares are actually issued or transferred to the holder until a later date as specified in the applicable award agreement. As a result, a recipient of a restricted share unit award will not have the rights of a shareholder of the Company until such date as the common shares are issued or transferred to the recipient. Each restricted share unit will have a value equal to the fair market value of a common share.
      Payment under a restricted share unit award will be made in either cash and/or common shares, as specified in the applicable award agreement. Any payment under a restricted share unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted share unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Plan) or (ii) at a time that is permissible under section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”).

      In its discretion, the Compensation Committee may specify that the holder of a restricted share unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted share units may be determined by the Compensation Committee at the time of grant.

Performance Share Awards and Performance Unit Awards
      The Compensation Committee determines the material terms of performance awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award will be measured.
      Performance unit awards are payable in cash or common shares, or a combination of cash and common shares, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Plan) or (ii) at a time that is permissible under section 409A of the Code.
      Each holder of a performance share award will have all the rights of a shareholder with respect to the common shares issued to the holder pursuant to the award during any period in which such issued shares are subject to forfeiture (including the right of the Company to repurchase such shares) and restrictions on transfer. These rights include the right to vote such shares.
      Any performance goal for a particular performance share award or performance unit award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25% of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain.
      Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.
      No performance share awards or performance unit awards will be granted under the Plan unless and until the Company’s shareholders approve the material items of the performance criteria applicable to such awards. At this time, the Company’s shareholders are not being asked to approve the performance criteria applicable to performance share awards or performance unit awards.

Other Share-Based Awards
      The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the Plan in such amounts, and subject to such terms and conditions, as the Compensation Committee shall determine. These awards may involve the issuance or transfer of common shares to holders, or payment in cash or otherwise of amounts based on the value of our common shares, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
      Each other share-based award will be expressed in terms of our common shares or units based on common shares, as determined by the Compensation Committee. The Compensation Committee also may establish performance goals relating to other share-based awards. If the Compensation Committee decides to establish performance goals, the number and/or value of other share-based awards that will be paid out to the holder will depend on the extent to which the performance goals are met.
      Any payment with respect to any other share-based award will be made in cash and/or common shares, as determined by the Compensation Committee.
      The Compensation Committee will determine the extent to which a holder’s rights under any other share-based award will be affected by the holder’s termination of employment or other severance from service with the Company. Other terms and conditions applicable to other share unit awards may be determined by the Compensation Committee at the time of grant.

Cash-Based Awards
      The Compensation Committee may grant cash-based awards in such amounts and upon such terms as the Compensation Committee may determine. Any payment with respect to a cash-based award will be made in cash.
      The Compensation Committee will determine the extent to which a holder’s rights under a cash-based award will be affected by the holder’s termination of employment or other severance from service with the Company. Other terms and conditions applicable to cash-based awards may be determined by the Compensation Committee at the time of grant.
Effects of Certain Transactions and Change of Control
      The Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in our issued and outstanding common shares by reason of recapitalization, reorganization, subdivision, merger, amalgamation, consolidation, combination, exchange, stock dividend, bonus issue or other relevant changes to our capital structure. For any award granted under the Plan, the Compensation Committee may specify the effect of a change in control of the Company with respect to that award.
Federal Income Tax Consequences
      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes.
      Options, SARs, Performance Share Awards, Performance Unit Awards, Restricted Share Unit Awards and Other Share-Based Awards. A participant generally is not required to recognize income on the grant of an option, SAR, performance share award, restricted share unit awards, performance unit award or other share-based award. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised, or in the case of performance share awards, restricted share unit awards, performance unit awards or other share-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance share awards, restricted share unit awards, performance unit awards or other share-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.
      Cash-Based Awards. Upon payment of a cash-based award, a participant is required to recognize ordinary income in the amount of the award.
      Restricted Common Shares. Unless a participant who receives an award of restricted common shares makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted common shares. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted common shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted common shares, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.
      Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provide that the shares are held as capital assets at the time of the sale or exchange.
      Deductibility by the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see “Performance Based Compensation” and “Parachute Payments” below).
      Performance Based Compensation. In general, under section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based compensation under the Plan in the form of options and SARs. In the event the Company’s shareholders approve the material terms of the performance criteria for performance share awards and performance unit awards, such awards may constitute qualifying exempt performance-based compensation for purposes of Section 162(m).
      Parachute Payments. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.
      Withholding. Awards under the Plan may be subject to tax withholding. When an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause our common shares to be withheld from issuance or sold in order to satisfy the tax withholding obligations.
      Section 409A. Awards of SARs, performance share awards, performance unit awards, other share-based awards or cash-based awards under the Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service has issued only preliminary guidance regarding the impact of section 409A of the Code on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of the Company that awards under the Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.

New Plan Benefits
      As of the date of this proxy statement, no awards have been made under the Plan.
PROPOSAL NO. 4
Approval of an increase in authorized share capital
      Our shareholders are being asked to consider and approve an increase in the Company’s authorized share capital that would increase the number of common shares the Company is authorized to issue from 500,000,000 to 1,000,000,000. The Company’s authorized share capital currently is $510,000,000, divided into 500,000,000 common shares, $1.00 par value per share, and 10,000,000 preference shares, $1.00 par value per share. In February 2006, the Board of Directors adopted a resolution proposing that the authorized share capital be increased to $1,010,000,000 by the creation of 500,000,000 additional common shares, $1.00 par value.
      Approval of the increase to our authorized share capital requires the affirmative vote of a majority of the votes cast at the meeting.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL.
      In November 2005, the Company effected a two-for-one share split in the form of a share dividend, which doubled the number of common shares issued and outstanding and reserved for issuance. As of March 10, 2006, the Company had approximately 360,247,433 shares issued and outstanding and approximately 8,386,385 shares reserved for issuance under the Company’s existing share plans. The Company also has 6,471,858 shares reserved for issuance in connection with prior acquisitions and exercise of an outstanding warrant. In addition, if the Plan is approved, 10 million shares will be reserved for issuance under it. Based upon these numbers, the Company currently has approximately 114,894,324 shares remaining available for other purposes.
      Following is the text of the shareholders’ resolution to increase our authorized share capital:

RESOLVED that the authorised share capital of the Company be and is hereby increased from US$510,000,000, consisting of 500,000,000 common shares of par value US$1 each and 10,000,000 preference shares of par value US$1 each, to US$1,010,000,000 by the creation of 500,000,000 common shares of par value US$1 each, ranking pari passu in all respects with the existing common shares.
Purpose and Effect of the Proposed Amendment
      The Board of Directors believes that the availability of additional authorized but unissued common shares will provide the Company with the flexibility to adopt and implement the Plan and to issue common shares for a variety of other corporate purposes, such as to make acquisitions through the issue of shares, to raise equity capital, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans and plans of acquired companies, or to effect future share splits in the form of share dividends (or bonus issues).
      The Board of Directors believes that the proposed increase in authorized common shares would facilitate the Company’s ability to accomplish its business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required under the Company’s Memorandum of Association and By-laws, applicable law or the rules and regulations of the New York Stock Exchange. Other than as permitted or required under the Plan, if approved, and the Company’s other employee benefit plans and under outstanding options and warrants and the acquisitions described above, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional common shares for any purposes. Whether or not the Company’s shareholders approve this proposal will not impact the Company’s existing agreements to issue shares. The Company reserves the right to seek a further increase in its authorized share capital from time to time in the future as considered appropriate by the Board of Directors.
      Under the Company’s Memorandum of Association and Bye-laws, the Company’s shareholders do not have preemptive rights with respect to common shares. Thus, should the Board of Directors elect to issue additional common shares, existing shareholders would not have any preferential rights to purchase such shares. If the Board of Directors elects to issue additional common shares, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and share ownership of current shareholders.
      The proposal could have an anti-takeover effect, although this is not the intention of the proposal. For example, if the Company were the subject of a hostile takeover attempt, it could, subject to the fiduciary duties of the Board of Directors and applicable law, try to impede the takeover by issuing common shares, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company’s shareholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.
      In addition to the common shares that we are authorized to issue, the Company’s Bye-laws currently empower the Board of Directors to authorize the issuance of one or more series of preference shares without shareholder approval. No preference shares are issued or outstanding. No change to the Company’s authorized preference shares will result from this proposed increase.
      If the proposed increase to our authorized share capital is approved by our shareholders, it will become effective upon such approval.

SHARE OWNERSHIP
Shares Owned by Directors and Executive Officers
      This table shows the number and percentage of common shares beneficially owned as of March 10, 2006 by each of our directors, each of the executive officers named in the Summary Compensation Table that appears under “Executive Compensation” in this Proxy Statement and all of our directors and executive officers as a group. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

	Amount and Nature of Shares
	Beneficially Owned as of March 10, 2006

	Number of	Right to	Percent of
Name	Shares Owned	Acquire(1)	Outstanding Shares

Bernard J. Duroc-Danner(2)	630,861	731,732	*
Nicholas F. Brady(3)	322,032	1,624	*
David J. Butters(4)	80,494	289,157	*
Sheldon B. Lubar(5)	2,083,612	434,189	*
William E. Macaulay(6)	47,866	451,333	*
Robert B. Millard(7)	229,920	450,272	*
Robert K. Moses, Jr.(8)	539,264	4,258	*
Robert A. Rayne(9)	12,558	249,053	*
E. Lee Colley, III (10)	143,627	545,505	*
Burt M. Martin (11)	133,240	228,730	*
Jon R. Nicholson (12)	63,674	237,371	*
Lisa W. Rodriguez (13)	146,456	281,816	*
All officers and directors as a group (19 persons)	4,835,936	4,283,586	2.6

*	Less than 1%.

(1)	Includes common shares that can be acquired through stock options exercisable through May 10, 2006. Also includes common shares that can be acquired as a result of distributions pursuant to our Non-Employee Director Deferred Compensation Plan, our Executive Deferred Compensation Stock Ownership Plan or our Foreign Executive Deferred Compensation Stock Plan, as applicable, based on the number of units allocated to each participant’s account as of March 10, 2006. The Non-Employee Director Deferred Compensation Plan is described under “Deferred Compensation Plan” in this proxy statement, the Executive Deferred Compensation Stock Ownership Plan is described in footnote 2 to the Summary Compensation Table that appears under “Executive Compensation” in this proxy statement and the Foreign Executive Deferred Compensation Stock Plan is described in the Compensation Committee Report on Executive Compensation that appears under “Executive Compensation” in this proxy statement.

(2)	Includes 8,955 shares held under our 401(k) Savings Plan, 90,412 shares held by a family limited partnership and 427,522 restricted shares that are subject to vesting schedules and forfeiture risk.

(3)	Includes 20,000 restricted shares that are subject to vesting schedules and forfeiture risk.

(4)	Includes 27,544 shares held by Mr. Butters’ wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership, and 10,000 restricted shares that are subject to vesting schedules and forfeiture risk.

(5)	Includes 2,000,000 shares held by a limited partnership, the sole general partner of which is a limited liability company of which Mr. Lubar is a manager, and the limited partners of which include trusts of which Mr. Lubar is trustee. Mr. Lubar disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his pecuniary interest in those shares. Also includes 10,000 restricted shares that are subject to vesting schedules and forfeiture risk.

(6)	Includes 13,236 shares held by Mr. Macaulay’s wife and 7,752 shares held in the name of or in trust for Mr. Macaulay’s adult daughters, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership. Also includes 10,000 restricted shares that are subject to vesting schedules and forfeiture risk.

(7)	Includes 53,544 shares held by a charitable foundation controlled by Mr. Millard and his wife. Also includes 10,000 restricted shares that are subject to vesting schedules and forfeiture risk. 327,264 of the stock options reported in this table are held by a grantor retained annuity trust of which Mr. Millard is trustee.

(8)	Includes 10,000 restricted shares that are subject to vesting schedules and forfeiture risk.

(9)	Includes 10,000 shares that are subject to vesting schedules and forfeiture risk. Excludes 720,000 provided shares beneficially owned by London Merchant Securities plc, of which Mr. Rayne serves as Chief Executive Director. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by London Merchant Securities.

(10)	Includes 1,243 shares held under our 401(k) Savings Plan and 122,500 restricted shares that are subject to vesting schedules and forfeiture risk.

(11)	Includes 115,000 restricted shares that are subject to vesting schedules and forfeiture risk.

(12)	Includes 2,442 shares held under our 401(k) Savings Plan and 45,000 restricted shares that are subject to vesting schedules and forfeiture risk.

(13)	Includes 2,264 shares held under our 401(k) Savings Plan and 122,500 restricted shares that are subject to vesting schedules and forfeiture risk.
Shares Owned by “Beneficial Holders”
      This table shows information for each person known by us to beneficially own 5% or more of the outstanding common shares as of March 10, 2006.

Name and Address of		Percent of
Beneficial Owner	Number of Shares(1)	Outstanding Shares

Cam North America LLC(2) Smith Barney Fund Management LLC TIMCO Asset Management Inc. Salomon Brothers Asset Management Inc. 399 Park Avenue New York, New York 10043	38,193,513	11.0
FMR Corp.(3) 82 Devonshire Street Boston, Massachusetts 02109	35,830,350	10.3

(1)	This information is based on information as of December 31, 2005 furnished by each shareholder or contained in filings made by the shareholder with the Securities and Exchange Commission. The person listed has sole voting and dispositive power for its common shares, unless otherwise noted.

(2)	The beneficial owners listed have reported their ownership as a group in accordance with Rule 13d-1(b)(1)(ii)(J) of the Exchange Act. CAM North America, LLC beneficially owns 22,253,323 of such shares. Smith Barney Fund Management LLC beneficially owns 15,724,246 of such shares. TIMCO Asset Management Inc. beneficially owns 69,827 of such shares. Salomon Brothers Asset Management Inc. beneficially owns 146,117 of such shares. Voting and dispositive power over all shares is shared.

(3)	Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and an investment adviser, is the beneficial owner of 34,496,260 shares as a result of acting as investment adviser to various registered investment companies (the “Funds”). Fidelity Management Trust Company (“FMTC”), a wholly owned subsidiary of FMR and a bank, is the beneficial owner of 627,576 shares as a result of serving as investment manager of institutional accounts. Edward C. Johnson 3d, FMR’s Chairman, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 34,496,260 shares owned by the Funds, and Mr. Johnson and FMR, through its control of FMTC, each has sole power to dispose of and vote or direct the vote of 627,576 shares owned by the institutional accounts. The Funds’ Board of Trustees has sole power to vote all shares owned by the Funds. Fidelity carries out the voting of the Funds’ shares under written guidelines established by the Funds’ Board of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Includes 59,106 shares beneficially owned through Strategic Advisers, Inc., a wholly owned subsidiary of FMR and an investment adviser. Edward C. Johnson 3d has sole voting and dispositive power over 18,008 shares. Fidelity International Limited (“FIL”) beneficially owns 629,400 shares and has sole power to vote and to dispose of such shares. FIL operates independently of FMR Corp. and Fidelity. A partnership controlled by Mr. Johnson and members of his family own shares of FIL with the right to cast approximately 38% of the votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other within the meaning of Rule 13d-3 promulgated under the Exchange Act.

EXECUTIVE OFFICERS
      In addition to Mr. Duroc-Danner, whose biography is shown on page 4, the following persons are our executive officers. None of the executive officers or directors have any family relationships with each other, other than E. Lee Colley, III and M. David Colley, who are brothers.

Name	Age	Position

Bernard J. Duroc-Danner	52	Chairman of the Board, President and Chief Executive Officer
E. Lee Colley, III	49	Senior Vice President and President — Completion and Production Systems
Stuart E. Ferguson	39	Senior Vice President and Chief Technology Officer
Ian E. Kelly	48	Senior Vice President and President — Precision Drilling International
John R. King	40	Senior Vice President and President — Evaluation, Drilling and Intervention
Burt M. Martin	42	Senior Vice President, General Counsel and Secretary
Jon R. Nicholson	63	Senior Vice President — Human Resources
Lisa W. Rodriguez	45	Senior Vice President and Chief Financial Officer
Andrew P. Becnel	38	Vice President — Finance
Hazel A. Brown	40	Vice President — Human Resources
M. David Colley	45	Vice President — Global Manufacturing
Keith R. Morley	55	Vice President — Enterprise Excellence and Chief Safety Officer
      E. Lee Colley, III was appointed Senior Vice President and President — Completion and Production Systems in April 2003, in connection with a realignment of our business divisions. Mr. Colley joined us in

March 1996 and has served in several positions, including Senior Vice President and President  — Artificial Lift Systems, from November 1998 until April 2003. Prior to that time, Mr. Colley worked for over 20 years for another oilfield service company in various manufacturing, sales and marketing managerial positions.
      Stuart E. Ferguson was appointed Senior Vice President and Chief Technology Officer in April 2003. Mr. Ferguson joined the Company in April 2001 and has served in several positions, including Senior Vice President and President — Completion Systems from September 2002 until April 2003. From May 2000 until February 2001, Mr. Ferguson was Group Marketing Director of Expro International Group PLC, an oilfield services company. From August 1994 until February 2000, Mr. Ferguson worked for Petroline Wellsystems Ltd., a provider of specialist oilfield products, in various positions, including Technical Services Director. We acquired Petroline in September 1999.
      Ian E. Kelly was appointed Senior Vice President and President — Precision Drilling International in September 2005. Mr. Kelly joined the Company in connection with our acquisition of Precision Drilling Corporation’s Energy Services and International Contract Drilling divisions in September 2005. Mr. Kelly worked for Precision from May 2004 until September 2005 in various capacities, including Senior Vice President, International Drilling. Prior to that time, Mr. Kelly worked for GlobalSantaFe Corporation in various capacities, including Vice President of the Middle East and Mediterranean from 2001 to 2004.
      John R. King was appointed Senior Vice President and President — Evaluation, Drilling & Intervention in September 2005. Mr. King joined the Company in connection with the Precision acquisition and was Senior Vice President, Energy Services of Precision from February 2003 until September 2005. From 1997 to 2003, Mr. King was President of RedTree Capital, a private equity investment firm that he founded which focused on energy services investments.
      Burt M. Martin was appointed Senior Vice President, General Counsel and Secretary in April 2002. He joined the Company in June 1998 and served as Associate General Counsel from June 1998 until June 2000 and as Vice President — Law and Secretary from June 2000 until April 2002. From 1993 to 1998, Mr. Martin was an associate attorney with the law firm of Fulbright & Jaworski L.L.P.
      Jon R. Nicholson was appointed Senior Vice President — Human Resources in January 2000 and served as Vice President — Human Resources from May 1998 to January 2000. Prior to May 1998, Mr. Nicholson worked for Weatherford Enterra as Vice President — Human Resources from October 1995 to May 1998 and as Director of Human Resources from February 1993 to October 1995.
      Lisa W. Rodriguez was appointed Senior Vice President and Chief Financial Officer in June 2002. Ms. Rodriguez joined the Company in 1996 and has served in several positions, including Vice President — Accounting and Finance from February 2001 to June 2002, Vice President — Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001. Prior to joining the Company, Ms. Rodriguez worked for Landmark Graphics from 1993 to 1996.
      Andrew P. Becnel was appointed corporate Vice President — Finance in September 2005. Mr. Becnel joined the Company in 2002 and served as Vice President of Finance since May 2004 and Associate General Counsel from June 2002 to May 2004. Prior to joining the Company, he was Securities Counsel of Koch Investment Group (the investment and trading division of Koch Industries) from 2001 to 2002 and Senior Associate Attorney with the law firm of Andrews & Kurth, L.L.P. from 1995 until 2001.
      Hazel A. Brown was appointed Vice President — Human Resources in December 2005. Dr. Brown joined the Company in September 2005 in connection with the Precision acquisition where she had held the position of Vice President  — Geoscience Services since joining Precision in January 2004. From 1991 until March 2003, Dr. Brown worked for Schlumberger Oilfield Services in various positions, including Wireline operations, Geoscience operations, Human Resources and Environmental Affairs.
      M. David Colley joined the Company in 1996 and was appointed Vice President — Global Manufacturing in September 2002. Mr. Colley also was in charge of Information Technology from December 2002 until February 2004. Prior to joining the Company, Mr. Colley worked for 17 years for another oilfield service company in various positions, with a focus on the supply of oilfield products.

      Keith R. Morley joined the Company in November 2001 and was appointed Vice President — Enterprise Excellence in May 2003 and Chief Safety Officer in January 2005. From August 1999 to November 2001, Mr. Morley worked for CiDRA Optical Sensing Systems in various capacities, including Senior Vice President and General Manager. We acquired CiDRA Optical Sensing Systems in November 2001. From October 1998 to August 1999, Mr. Morley was President and Chief Executive Officer of Diversified Energy Services Corporation.
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
      The Compensation Committee of the Board of Directors consists of three directors who are not employees of the Company and who are independent, as defined by the standards of the New York Stock Exchange. The Compensation Committee annually reviews and administers the Company’s compensation program and policies for executive officers, and in conjunction with the Board of Directors, determines the overall compensation of our executive officers. This report sets forth the major components of executive compensation and the basis by which 2005 compensation determinations were made by the Compensation Committee and the Board of Directors for the executive officers.
Compensation Objectives and Program
      The overall objectives of the Company’s executive compensation program are to provide competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in key executive positions, (ii) drive and reward strong business performance to create superior value for our shareholders and (iii) encourage our executives to focus on both the short-term and long-term performance goals of the Company and its shareholders. With these objectives in mind, our executive compensation program includes a combination of reasonable base salaries and various short and long-term incentive programs linked to the Company’s financial and share performance. Our compensation program also stresses equity-based long-term compensation as a means of providing incentives to executive officers to achieve growth in the value of our common shares.
      Compensation decisions are complex and are best made after a deliberate review of the Company’s performance, the current compensation levels of our executive officers and general industry compensation levels. In making compensation decisions, the Compensation Committee takes into account the cyclical nature of our industry and the Company’s performance relative to the performance of other companies of comparable size, complexity and quality. The Compensation Committee also relies on independent compensation consultants to provide competitive market data and current compensation trends. The consultants provide the Compensation Committee with survey data comparing the compensation of our executive officers with the compensation levels of similar executives at companies in our industry.
      The Compensation Committee also works closely with the Board of Directors in establishing and reviewing our executive compensation program. All equity-based compensation decisions for the executive officers are approved by our full Board of Directors following recommendations by the Compensation Committee. Mr. Duroc-Danner, an employee of the Company, abstains from voting with respect to these matters. The Compensation Committee also reviews supportive documentation and receives recommendations from, or delegates authority to, Mr. Duroc-Danner concerning the annual base salary, annual performance compensation and long-term incentives of our executive officers, other than Mr. Duroc-Danner.
      The Compensation Committee considers the tax impact of the Company’s executive compensation program. Section 162(m) of the Internal Revenue Code imposes a $1 million limitation on the deductibility of certain compensation paid to the five highest paid executives. We intend to take into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions.
      The primary components of our executive compensation program are base salary, annual performance compensation, long-term incentives, deferred compensation and retirement benefits.

Base Salary
      Base salaries of our executive officers are reviewed on an annual basis. The amount and any increases to base salary levels are determined based on a combination of factors, including the executive’s level of experience and responsibility, levels of salary for executives in other comparable companies in our industry, the scope and complexity of the position held, the executive’s individual efforts in achieving business results, and demonstration of leadership and team-work abilities. Based upon the recommendations of Mr. Duroc-Danner regarding each of the other executive officers, each executive officer received an increase to his or her base salary in 2005.
Annual Performance
      Annual performance compensation is provided to the executive officers in the form of cash bonuses relating to certain financial and operational achievements of the Company. The executive officers and all other management and key employees of the Company participate in the Weatherford Variable Compensation Plan. The Variable Compensation Plan provides all participants with the opportunity to earn annual cash bonuses based on the achievement of specific Company-wide and divisional performance targets for each fiscal year. The Company’s annual performance targets are established jointly by the Compensation Committee and management. For fiscal 2005, the performance targets were based on the Company’s earnings before interest and taxes and certain working capital ratios. These objectives are established at three levels: minimum level, target level and maximum level. Where executive officers have divisional business responsibilities, a large portion of their individual target goal is based on financial performance of their divisional business unit. As a result of the Company’s strong financial performance in fiscal 2005, each of the executive officers, including Mr. Duroc-Danner, received cash bonuses for fiscal 2005.
Long-Term Incentives
      The Compensation Committee considers long-term incentives to be a key component of the executive compensation program as these incentives are designed to motivate management to work toward long-term performance of the Company and serve to link a significant portion of the executive officers’ compensation to long-term shareholder value. These long-term incentives are equity-based and have consisted of both stock options and restricted share awards. The Compensation Committee believes that these types of awards provide our executive officers with a benefit that will increase only to the extent that the value of the common shares increases, thereby giving them an incentive to work to increase shareholder value. The factors considered by the Compensation Committee in determining the number of options and restricted share awards to be granted to each executive officer are generally the same as those used in establishing the base salaries of executive officers.
      Stock options are subject to vesting over a number of years and have exercise prices equal to the market price of the common shares at the date of grant. Restricted shares also are subject to vesting over a number of years and are subject to forfeiture risk. In 2005, a total of 870,000 restricted common shares were granted to our executive officers, other than Mr. Duroc-Danner, in two separate grants in recognition of their past performance and in consideration of their continued service. One set of restricted share grants vests in equal portions over a four-year period, and the other vests in two equal installments on the second and fourth anniversaries of the grant date. There were no stock options granted to executive officers in 2005.
Deferred Compensation
      We maintain an executive deferred compensation plan and a foreign executive deferred compensation plan that provide our executive officers and other key employees with long-term incentive compensation through benefits that are directly linked to future increases in the value of the common shares and that may only be realized upon the employee’s retirement, termination or death.
      Under the executive deferred compensation plan, participating employees receive a tax deferred contribution under the plan equal to 7.5% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of common shares that the contributed funds could purchase in the market at the time of the contribution. In addition, in an effort to provide incentive to the participants to invest a portion of their compensation in the Company’s common shares, the participating employees are offered the opportunity to defer up to 7.5% of their compensation to their account under this plan, in which case we will make a matching contribution equal to the amount of the deferral. All of our executive officers (other than Messrs. Kelly, King and Ferguson, who are participants in our foreign executive deferred compensation plan) have elected to defer 7.5% of their compensation under this plan.
      Under the foreign executive deferred compensation plan, participating employees receive a tax deferred contribution under the plan equal to 15% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of common shares that the contributed funds could purchase in the market at the time of the contribution.
      Both plans provide for a five-year vesting period with respect to the Company’s contributions. Distributions under the plan are made in common shares, with the participant receiving one common share for each unit in the participant’s account at the time of the distribution. The ultimate value of benefits under the plan to the participant is wholly dependent upon the price of the common shares at the time the participating employee retires or dies or his or her employment terminates. We believe that these plans are an important component of the executive compensation program and serve the purpose of aligning management’s interests with those of the Company’s shareholders.
Retirement Benefits
      In 2003, the Board of Directors approved the Weatherford International Ltd. Nonqualified Executive Retirement Plan, which provides supplemental retirement benefits to our executive officers. The Company adopted the plan after an analysis of executive compensation packages offered by comparable companies in our industry. The plan was adopted to make the compensation of our executive officers more competitive with these peer companies. In order to participate in this plan, each of our executive officers at the time that the plan was implemented agreed to a 10% salary reduction.
Chief Executive Officer Compensation
      The Compensation Committee determines the overall compensation for Mr. Duroc-Danner in the same manner and using the same criteria set forth in this report for all executive officers. Based on data provided by independent compensation consultants, the Compensation Committee compares Mr. Duroc-Danner’s overall compensation program with the compensation programs of other chief executive officers of comparable companies in our industry. In addition, the Compensation Committee prepares a formal evaluation of Mr. Duroc-Danner on an annual basis, and the results of that evaluation are considered in determining his annual compensation program.
      Based on the Compensation Committee’s review of Mr. Duroc-Danner, and using the criteria described in this report, Mr. Duroc-Danner’s base salary was increased in early 2005 by $150,000, to $1,250,000. As a result of the Company’s strong financial performance during 2005, Mr. Duroc-Danner received a cash bonus in early 2006 of $1,878,756 pursuant to the terms of the Company’s Variable Compensation Plan. During 2005, Mr. Duroc-Danner also received restricted share awards of 72,250 shares (which vests in four equal annual installments) and 200,000 shares (which vests in two equal installments on the second and fourth anniversaries of the grant date). The restricted share awards were granted in recognition of Mr. Duroc-Danner’s past achievements in increasing shareholder value and to provide Mr. Duroc-Danner with incentives to continue to increase long-term shareholder value.
Summary
      We believe that the compensation program is necessary to retain Mr. Duroc-Danner and all other executive officers who are essential to the continued success and development of the Company, to enhance shareholder value through superior performance and to compensate those officers for their efforts and achievements. We further believe that our executive compensation program is consistent with the compensation programs provided by other companies that are comparable in size and complexity to the Company and with which the Company competes. The Compensation Committee, together with the Board of Directors, intends to review the compensation policies on an ongoing basis to ensure that executive compensation appropriately reflects corporate and individual performance and yields awards that are reflective of the individual’s contribution to the achievement of the Company’s goals.
Nicholas F. Brady*
David J. Butters
Bernard J. Duroc-Danner
Sheldon B. Lubar
William E. Macaulay
Robert B. Millard*
Robert K. Moses, Jr.*
Robert A. Rayne
* Members of the Compensation Committee
Compensation Committee Interlocks And Insider Participation
      Messrs. Brady, Millard and Moses have been the members of the Compensation Committee since May 13, 2005. Until May 13, 2005, Messrs. Millard, Moses and Rayne were the members of our Compensation Committee.
      Mr. Rayne is Chief Executive Director of London Merchant Securities. Mr. Duroc-Danner has been a director of London Merchant Securities since January 2004. Mr. Duroc-Danner does not serve on the Compensation Committee, or any other committee, of London Merchant Securities.
Certain Relationships
      Messrs. Butters and Millard are employed by Lehman Brothers. In 2005, we sold our interest in an agreement to explore and develop oil and gas interests in certain properties in exchange for overriding royalty interests in the wells drilled pursuant to the agreement to a Lehman affiliate, who also was an original party to the agreement, for $4.2 million. The sale was on arm’s length terms. We also entered into one spot currency trade with Lehman in 2005 in which we sold $4 million to Lehman for approximately €3.1 million based on exchange rates in effect at the time of the trade. The transaction was on usual and customary terms.
      Mr. Rayne is employed by London Merchant Securities. In 2003, we entered into a lease with London Merchant Securities for office space in London. The lease is for a term of ten years and provides for an annual rent of £152,600 (approximately $263,327 based on exchange rates as of March 10, 2006) for the first five years. After year five, the rental rate is subject to an upward adjustment. The lease is on usual and customary terms.

Summary Compensation Table
      This table shows the total compensation paid for the years ended December 31, 2005, 2004 and 2003, to Mr. Duroc-Danner and our four most highly compensated executive officers during 2005:

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Restricted	Shares
				Other Annual	Share	Underlying	All Other
Name and		Salary	Bonus	Compensation	Awards	Options	Compensation
Principal Position	Year	($)(1)	($)(1)	($)(2)	($)(3)	(#)	($)(4)

Bernard J. Duroc-Danner	2005	1,247,119	1,878,756	419,976	9,572,271	—	23,342
Chairman of the Board,	2004	1,097,644	1,446,065	178,793	7,198,000	—	21,224
President and Chief	2003	960,564	490,000	235,746	—	370,000	19,865
Executive Officer
E. Lee Colley, III	2005	414,239	600,000	123,231	4,263,350	—	10,742
Senior Vice President and	2004	374,204	400,000	57,226	199,949	—	8,206
President — Completion &	2003	328,240	170,000	75,831	—	65,000	7,114
Production Systems
Burt M. Martin	2005	379,427	525,000	123,760	4,018,000	—	9,593
Senior Vice President and	2004	348,821	367,854	63,778	200,030	—	7,184
General Counsel	2003	265,488	100,000	66,133	—	—	6,170
Jon R. Nicholson	2005	379,427	461,230	125,760	1,472,100	—	15,817
Senior Vice President —	2004	349,133	367,854	66,017	150,043	—	14,285
Human Resources(5)	2003	294,449	100,000	72,578	—	65,000	15,748
Lisa W. Rodriguez	2005	404,328	600,000	131,198	4,263,350	—	9,899
Senior Vice President and	2004	368,642	400,000	62,496	250,017	—	7,372
Chief Financial Officer	2003	264,988	100,000	61,948	—	—	6,260

(1)	Salary and bonus compensation include amounts deferred by each executive officer under our Executive Deferred Compensation Stock Ownership Plan (the “Executive Deferred Plan”) described in Note 2 below. The bonus amounts shown for 2005 were earned in 2005 and paid in 2006. The bonus amounts shown for 2004 were earned in 2004 and paid in 2005. The bonus amounts shown for 2003 were earned in 2002 and 2003 and paid in 2003.

(2)	Other Annual Compensation consists of the following:

		Mr. Duroc-Danner	Mr. Colley	Mr. Martin	Mr. Nicholson	Ms. Rodriguez

Company Contributions to Executive Deferred Plan($)	2005	403,978	122,136	112,092	112,092	120,649
	2004	164,647	56,131	52,323	52,370	55,296
	2003	217,585	74,736	54,823	59,167	54,748
Company Car/ Car Allowance($)	2005	11,285	1,095	7,200	9,000	7,200
	2004	6,743	1,095	7,200	9,000	7,200
	2003	11,444	1,095	7,200	9,000	7,200
Club Membership Dues ($)	2005	4,713	—	4,468	4,668	3,349
	2004	7,403	—	4,255	4,647	—
	2003	6,717	—	4,110	4,411	—

Under the Executive Deferred Plan, each officer can defer up to 7.5% of his total salary and bonus compensation each year. We contribute an amount equal to 7.5% of the officer’s compensation for each year plus an amount equal to the amount deferred by the officer. Our contributions vest over a five-year period on the basis of 20% per year for each year of service. Under the Executive Deferred Plan, the compensation deferred by each officer and our contributions are converted on a monthly basis into non-monetary units equal to the number of common shares that could have been purchased with the amounts deferred and contributed at a market-based price. Distributions are made under the Executive Deferred Plan after an officer retires, terminates his employment or dies. Distributions under the Executive

Deferred Plan are made in common shares. The number of common shares distributed will be an amount equal to the number of units in the officer’s account at the time of the distribution. Our obligations with respect to the Executive Deferred Plan are unfunded. However, we have established a grantor trust, which is subject to the claims of our creditors, into which funds are deposited with an independent trustee that purchases common shares for the Executive Deferred Plan. As of December 31, 2005, Messrs. Duroc-Danner, Colley, Martin, Nicholson and Ms. Rodriguez had 138,027; 43,055; 28,417; 37,058 and 31,482 units allocated to their respective accounts, including units purchased with their own deferrals. Based on the closing price of our common shares on December 30, 2005 ($36.20), the value of the units in Messrs. Duroc-Danner’s, Colley’s, Martin’s, Nicholson’s and Ms. Rodriguez’s accounts was $4,996,577, $1,558,591, $1,028,695, $1,341,500 and $1,139,648, respectively.

(3)	Restricted share award values are based on the closing price of our common shares on the date of grant. Dividends, if any are declared, will be paid on the restricted share awards. Based on the closing price of the common shares on December 30, 2005 ($36.20), the number and value of the aggregate restricted share holdings of each of the named officers was as follows:

Name	Number of Shares	Value as of 12/31/05

Bernard J. Duroc-Danner	471,396	$17,064,535
E. Lee Colley, III	144,920	$5,246,104
Burt M. Martin	134,922	$4,884,176
Jon R. Nicholson	63,692	$2,305,650
Lisa W. Rodriguez	146,152	$5,290,702

The restricted shares granted to Mr. Duroc-Danner vest as follows: 25,812 shares in February 2005 and 2006, 86,666 shares in September 2005, 86,667 shares in each of September 2006 and 2007, 18,062 shares in each of February 2006 and 2007, 18,063 shares in each of February 2008 and 2009, and 100,000 shares in each of December 2007 and 2009. The restricted shares granted to Mr. Colley vest as follows: 4,920 shares in each of February 2005 and 2006, 17,500 shares in each of January 2006, 2007, 2008 and 2009, and 35,000 shares in each of December 2007 and 2009. The restricted shares granted to Mr. Martin vest as follows: 4,922 in each of February 2005 and 2006, 15,000 in each of January 2006, 2007, 2008 and 2009, and 35,000 in each of December 2007 and 2009. The restricted shares granted to Mr. Nicholson vest as follows: 3,692 shares in each of February 2005 and 2006, and 15,000 shares in each of January 2006, 2007, 2008 and 2009. The restricted shares granted to Ms. Rodriguez vest as follows: 6,152 shares in each of February 2005 and 2006, 17,500 shares in each of January 2006, 2007, 2008 and 2009, and 35,000 in December 2007 and 2009. The awards are subject to earlier vesting if the executive dies or becomes disabled, if we terminate the executive’s employment other than for cause, if the executive terminates his or her employment for good reason or if there is a change of control of Weatherford.

(4)	All Other Compensation consists of the following:

		Mr. Duroc-Danner	Mr. Colley	Mr. Martin	Mr. Nicholson	Ms. Rodriguez

Matching Contributions Under Our 401(k) Savings Plan	2005	$7,000	$8,400	$8,400	$8,400	$8,400
	2004	$6,500	$6,270	$6,270	$6,500	$6,270
	2003	$6,000	$5,404	$5,404	$6,000	$5,404
Life Insurance Premiums	2005	$16,342	$2,342	$1,193	$7,417	$1,499
	2004	$14,724	$1,936	$914	$7,785	$1,102
	2003	$13,865	$1,710	$766	$9,748	$856

(5)	In September 2005, it was announced that Mr. Nicholson would be leaving the Company in the first half of 2006.

Aggregated Option Exercises in 2005
And December 31, 2005 Option Values

			Number of
			Shares Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2005		December 31, 2005 ($)(1)
	Acquired	Value
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Bernard J. Duroc-Danner	1,639,262	37,290,509	592,676	370,000	14,410,917	6,891,250
E. Lee Colley, III	90,000	2,094,075	502,108	65,000	11,531,317	1,210,625
Burt M. Martin	228,026	2,890,519	200,000	—	4,863,000	—
Jon R. Nicholson	200,000	3,125,000	200,000	65,000	4,863,000	1,210,625
Lisa W. Rodriguez	190,574	3,125,887	250,000	—	5,754,250	—

(1)	The value is based on the difference in the closing market price of the common shares on December 30, 2005 ($36.20), and the exercise price of the options. The actual value, if any, of the unexercised options will depend on the market price of the common shares at the time of exercise of the options.
Nonqualified Executive Retirement Plan
      We implemented an executive retirement plan for our executive officers effective in August 2003. The Company has purchased life insurance to finance the benefits under this plan.
      The following table shows the estimated annual benefits payable under the plan to participants upon retirement at age 62 for specified years of service and compensation levels. The benefits shown are not subject to deduction for social security or other offset amounts.
Pension Plan Table

	Years of Service

Remuneration	10	15	20	25

$800,000	220,000	330,000	440,000	480,000
$850,000	233,750	350,625	467,500	510,000
$900,000	247,500	371,250	495,000	540,000
$1,000,000	275,000	412,500	550,000	600,000
$2,000,000	550,000	825,000	1,100,000	1,200,000
$3,000,000	825,000	1,237,500	1,650,000	1,800,000
$3,500,000	962,500	1,443,750	1,925,000	2,100,000
$4,000,000	1,100,000	1,650,000	2,200,000	2,400,000
      Compensation under the plan is based on the sum of (a) the highest base salary in the last five years of employment, increased by any amounts that could have been received in cash in lieu of deferrals made pursuant to a cash or deferred arrangement or a cafeteria plan, and (b) the greater of the bonus amount potentially payable under the Company’s management incentive plan for the last year of employment and the highest bonus paid in the last five years of employment.
      The credited years of service at December 31, 2005 for each of the named executive officers were as follows: Mr. Duroc-Danner — 19 years; Mr. E. Lee Colley — 10 years; Mr. Martin — 8 years, Mr. Nicholson — 13 years; and Ms. Rodriguez — 10 years.
      Benefits are the product of an annual benefit percentage (2.75% for each of the named executive officers) multiplied by the participant’s compensation in effect as of his or her retirement, multiplied by the participant’s years of service. The benefits are limited to a maximum amount equal to the participant’s compensation as described above multiplied by a maximum benefit percentage (60% for each of the named executive officers).
      The hypothetical benefits payable shown in the table above would be reduced in the case of early retirement. A participant may elect early retirement on or after attainment of age 55 and the completion of 10 years of service. In the event of early retirement, monthly benefits are reduced by an amount equal to ..25% multiplied by the number of years that a participant’s age is less than age 62, subject to a maximum number of seven years.
      If a participant dies or becomes disabled while in our employ, he or she or his or her beneficiaries, as applicable, will be eligible to receive benefits under the plan. If the participant is less than 62 years old at the time of death or disability, benefits are reduced by an amount equal to .25% multiplied by the number of years that the participant’s age is less than 62, subject to a maximum number of seven years.
      If a participant’s employment is terminated other than by us for cause and the participant has completed ten years of service, the participant will be eligible for benefits under the plan. If the participant has not attained age 55 at the time of termination, monthly benefits will begin at age 55, unless the participant elects to receive a lump sum, in which case the benefit will be paid at termination. However, if a participant voluntarily terminates his or her employment other than for good reason prior to a change of control, the participant will not be eligible to receive his or her retirement benefit until age 55. Additionally, if a participant has at least seven years of service but less than ten years and his or her employment is terminated prior to a change of control for any reason other than by us for cause or voluntarily by the participant for any reason other than good reason, disability, death or retirement, the participant will be credited with an additional three years of service and age and will be eligible to receive this termination benefit.
      In the event of a change of control, the participant will be credited with an additional five years of service and age. If the participant’s employment terminates after a change of control for any reason other than by us for cause, the participant will be credited with an additional five years of service and age and will be entitled to receive benefits beginning upon termination of employment.
      A participant’s interest in the plan is generally distributed either in a lump sum or in the form of a monthly annuity for life, at the participant’s option. If the participant elects to receive monthly benefits, the participant’s beneficiaries will receive upon the participant’s death a lump sum payment equal to 120 monthly installments of the participant’s benefit. The participants are entitled to receive “gross-up” payments sufficient to satisfy any tax payments that may be required under Section 4999 of the Internal Revenue Code. Participants and their spouses are also entitled to receive health and medical insurance benefits for life. They are required to pay normal employee contributions for this coverage up to a maximum annual contribution of $2,000. These benefits will be secondary to Medicare and any other health and medical benefits that the participant receives from any other employer-provided plan.
Employment Contracts
      We have entered into employment agreements with each of the officers named in the Summary Compensation Table. The employment agreements provide for a term of three years and are renewable annually. Under the terms of the employment agreements, if we terminate an executive’s employment for any reason other than “cause,” if the executive terminates his employment for “good reason” or if the employment is terminated as a result of the executive’s death or “disability”, as defined in the employment agreements, the executive will be entitled to receive (1) an amount equal to three times the sum of the highest base salary during the five years prior to the year of termination and the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount equal to three times all employer contributions to our 401 (k) plan and other deferred compensation plans over the last year of employment, grossed-up to account for federal and state taxes thereon, (4) an amount equal to three times all fringe benefits and (5) any benefits payable under our retirement plan as of the date of termination (unless a change of control has occurred or is pending, in which case the terms of the retirement plan will govern the payment of benefits under such plan). In addition, under such circumstances, all benefits under all deferred compensation and other benefit plans, including stock options and restricted share grants, will automatically vest, and all health and medical benefits would be maintained after termination for a period of three years provided the executive makes his required contribution. Under the employment agreements, “cause” is defined as the willful and continued failure to substantially perform the executive’s job, after written demand is made by the Chief Executive Officer or the Board, or the willful engagement in illegal conduct or gross misconduct. Termination by the executive for “good reason” is generally defined as (1) a reduction in title and/or responsibilities of the executive, (2) relocations of the executive, (3) a reduction in the executive’s benefits, (4) the breach by the Company of the employment agreement, (5) any termination by the Company of the executive’s employment and (6) the failure by the Company to renew the employment agreement after a change of control.
      Under the Deficit Reduction Act of 1984, certain severance payments that exceed a certain amount could subject both us and the executive to adverse U.S. federal income tax consequences. Each of the employment agreements provides that we would be required to pay the executive a “gross up payment” to ensure that the executive receives the total benefit intended by his agreement with us.
Equity Compensation Plan Information
      The following table contains information as of December 31, 2005 regarding plans of the Company under which our common shares are reserved for issuance.

Number of Shares
Remaining
Available for Future
		Weighted	Issuance
	Number of Shares	Average	Under Equity
	to be Issued Upon	Exercise Price of	Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding	Options,	Shares
	Options,	Warrants and	Reflected in the
	Warrants and Rights	Rights	First Column)

Plan Category:
Equity compensation plans approved by shareholders	125,600	$12.33	—
Equity compensation plans not approved by shareholders(a)	27,341,890	$22.29	2,679,300

Total	27,467,490	$22.24	2,679,300

(a)	The Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended (the “1998 Plan”), is administered by the Compensation Committee of the Board of Directors, and all employees are eligible to receive options under the 1998 Plan. The 1998 Plan provides for the grant of nonqualified options to purchase common shares of Weatherford International Ltd. The price at which shares may be purchased is based on the market price of the shares and cannot be less than the aggregate par value of the shares on the date the option was granted. Unless otherwise provided in an option agreement, no option may be exercised after one day less than ten years from the date of vesting. Options generally become fully exercisable after three to four years from the date of grant, subject to earlier vesting in the event of the death, disability or retirement of the employee or in the event of a change of control of the Company. The 1998 Plan provides for the grant of options to purchase up to 44,000,000 shares. As of December 31, 2005, there were options to purchase an aggregate of 11,932,942 common shares outstanding under the 1998 Plan, of which options to purchase an aggregate of 10,329,076 common shares were vested.

On September 8, 1998, July 5, 2000, and September 26, 2001, the Company granted to each of its directors other than Mr. Duroc-Danner an option or warrant to purchase 187,264, 120,000 and 120,000 common shares, respectively, at a purchase price per share equal to $5.8075, $18.375 and

$11.885, respectively, which was the fair market value of our common shares as of the day we granted the options or warrant. The options and warrants were issued under agreements between us and the directors. Each option or warrant is exercisable for a period of ten years from the date on which it becomes fully exercisable. The options and warrants granted on September 8, 1998 and July 5, 2000 become fully exercisable three years from the date of grant, and the options and warrant granted on September 26, 2001 become fully exercisable four years from the date of grant, in each case subject to earlier vesting in the event of the death, disability or retirement of the optionee or warrantholder or a change of control of the Company. Under these agreements, there were options and warrants to purchase an aggregate of 1,881,792 common shares outstanding as of December 31, 2005, all of which are fully vested.

Under our Non-Employee Director Deferred Compensation Plan, each non-employee director may elect to defer up to 7.5% of any fees paid by the Company. The deferred fees are converted into non-monetary units representing common shares that could have been purchased with the deferred fees based on the average of the high and low market price of the common shares on the last day of the month in which fees were deferred. If a non-employee director elects to defer at least 5% of his fees, the Company will make an additional contribution to the director’s account equal to the sum of (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director. The non-employee directors are fully vested at all times. The Company’s directors may generally determine when distributions will be made from the plan. The amount of the distribution will be a number of common shares equal to the number of units at the time of distribution. Distributions are made in common shares. As of December 31, 2005, there were 57,782 deferred units outstanding under this plan.

The Company established its Foreign Executive Deferred Compensation Stock Plan for key foreign employees. Under the Company’s Foreign Executive Deferred Compensation Stock Plan, the Company contributes 15% of each participant’s total salary, bonus and commission compensation each year. The Company’s contributions vest over a five-year period on the basis of 20% per year for each year of service. Under the Foreign Executive Deferred Compensation Stock Plan, the Company’s contributions are converted into non-monetary units equal to the number of common shares that could have been purchased with the amounts contributed based on the average closing price of the common shares for each day of the month in which contributions are made. Distributions are made under the Foreign Executive Deferred Compensation Stock Plan after a participant retires, becomes disabled or dies or after his employment is terminated. Distributions under the Foreign Executive Deferred Compensation Stock Plan are made in a number of common shares equal to the number of units allocated to the participant’s account at the time of distribution. As of December 31, 2005, there were 117,806 deferred units outstanding under this plan.

On February 28, 2002, the Company issued Shell Technology Ventures Inc. a warrant to purchase up to 6,464,428 common shares at a price of $30.00 per share. The warrant has a nine-year exercisable life beginning one year after the issue date. The warrant holder may exercise the warrant and settlement may occur through physical delivery, net share settlement, net cash settlement or a combination thereof. The warrant also may be converted into common shares at any time after the third anniversary of the issue date. The number of common shares issuable upon conversion would be equal to the value of the warrant determined by the Black-Scholes option pricing model divided by the average of the closing price of common shares for the 10-day period prior to the date of conversion. Any shares received upon such conversion are non-transferable for two years.

In 2003, the Company’s Board of Directors approved a restricted share plan that allows for the grant of up to 7,670,000 of our common shares to key employees and directors of the Company. Restricted shares are subject to forfeiture restrictions that generally lapse after a specified period from the date of grant and are subject to earlier vesting in the event of death, retirement or a change in control. As of December 31, 2005, there were 7,329,732 shares granted under this plan.

Performance Graph
      This graph compares the yearly cumulative return on our common shares with the cumulative return on the Dow Jones U.S. Oil Equipment and Services Index and the Dow Jones U.S. Total Market Index for the last five years. The graph assumes the value of the investment in the Company’s common shares and each index was $100 on December 31, 2000, and that all dividends are reinvested, including the Company’s April 2000 distribution to its shareholders of its Drilling Products Division through a special stock dividend in shares of Grant Prideco, Inc. For purposes of this graph, this dividend is treated as a non-taxable cash dividend that was reinvested in additional Weatherford common shares.
Comparison of Five Year Cumulative Total Return

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Weatherford International	100	79	85	76	109	153

Dow Jones U.S. Oil Equipment and Services Index	100	69	63	73	98	149

Dow Jones U.S. Total Market Index	100	88	69	90	100	107

OTHER INFORMATION
Incorporation by Reference
      The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the Performance Graph contained in, and the annexes to, this proxy statement are not deemed to be soliciting material or filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings we make under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate any of this information by reference. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance
      All of our executive officers and directors are required to file initial reports of share ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 16(a) of the Securities Exchange Act of 1934.
      We have reviewed these reports, including any amendments, and written representations from the current executive officers and directors of the Company. Based on this review, we believe that, except as set forth below, all filing requirements were met for the executive officers subject to Section 16(a) and our directors during 2005. Ms. Rodriguez’s Form 4 to report allocations of phantom share units to her account pursuant to the Executive Deferred Plan for the month of June 2005 was required to be filed by July 5, 2005. As a consequence of an inadvertent administrative error, the Form 4 was filed late.
Proposals by Shareholders
      Shareholder proposals to be included in the proxy materials for our Annual General Meeting to be held in 2007 must be received by us by November 23, 2006, and must otherwise comply with Rule 14a-8 promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year.
      If you do not comply with Rule 14a-8, we will not be required to include the proposal in our proxy statement and the proxy card mailed to our shareholders. However, you may use the procedures set forth in our Bye-laws to have a proposal that is not included in our proxy materials brought before the 2007 Annual General Meeting for consideration by our shareholders. The Company’s Bye-laws set forth procedures to be followed by shareholders or beneficial owners of our shares who wish to nominate candidates for election to the Board of Directors or bring other business before an annual or special general meeting of shareholders. If a shareholder desires to nominate candidates for election to the Board of Directors or bring other business before the 2007 Annual General Meeting, we must receive notice from the shareholder or beneficial owner not less than 60 days nor more than 90 days prior to May 9, 2007 (no earlier than February 8, 2007 and no later than March 10, 2007). However, if our 2006 Annual General Meeting is called for a date that is not within 60 days before or after May 9, 2007, we must receive such notice not later than the 7th day following the day on which notice of the date of the 2007 Annual General Meeting was mailed or public disclosure of the date of the 2007 Annual General Meeting was made, whichever occurs first. Any such notice from a shareholder or beneficial owner also must contain the information specified in our Bye-laws, including, in the case of a nomination, certain background information, and in the case of other business, a description of such business and reasons for conducting such business before the Annual General Meeting. Additionally, under Bermuda law, shareholders holding not less than 5% of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an Annual General Meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.
      We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our Bye-laws. They are available on our website at www.weatherford.com, by clicking on “Corporate,” then “Corporate Governance.” Shareholders may also obtain a copy of our Bye-laws free of charge by submitting a written request to our Secretary at our principal executive offices.
      Any shareholder proposal, whether or not to be included in our proxy materials, must be sent to our Secretary at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027.
Other Business
      We know of no other business that will be brought before the Annual General Meeting. Under the Company’s Bye-laws, shareholders may only bring business before the Annual General Meeting if it is submitted to our Secretary within the time limits described above in the section entitled “Proposals by Shareholders”. If any other matters are properly presented, the persons named on the enclosed proxy card will vote the shares represented by proxies as they deem advisable.

Additional Information Available
      We have filed an Annual Report on Form 10-K for 2005 with the Securities and Exchange Commission. A complete copy of our Annual Report on Form 10-K is available on our website at www.weatherford.com. We also will provide a copy of our Annual Report on Form 10-K to any shareholder without charge upon written request. Copies of any exhibits to our Annual Report on Form 10-K also are available upon written request subject to a charge for copying and mailing. If you wish to obtain a paper copy of our Annual Report on Form 10-K or have any other questions about us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027), by telephone (713) 693-4000) or visit our website.

By Order of the Board of Directors

Burt M. Martin
Secretary
Houston, Texas
March 23, 2006

Appendix A
WEATHERFORD INTERNATIONAL LTD.
2006 OMNIBUS INCENTIVE PLAN

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION
1.1	Establishment	A-1
1.2	Purpose of the Plan	A-1
1.3	Duration of Plan	A-1
ARTICLE II DEFINITIONS
2.1	Affiliate	A-1
2.2	Award	A-1
2.3	Award Agreement	A-1
2.4	Board	A-1
2.5	Cash-Based Award	A-1
2.6	Code	A-1
2.7	Committee	A-1
2.8	Company	A-2
2.9	Corporate Change	A-2
2.10	Director	A-2
2.11	Disability	A-2
2.12	Dividend Equivalent	A-2
2.13	Employee	A-2
2.14	Entity	A-2
2.15	Exchange Act	A-2
2.16	Fair Market Value	A-2
2.17	Fiscal Year	A-2
2.18	Holder	A-2
2.19	ISO	A-2
2.20	Minimum Statutory Tax Withholding Obligation	A-2
2.21	NSO	A-2
2.22	Option	A-2
2.23	Option Price	A-3
2.24	Other Share-Based Award	A-3
2.25	Parent Corporation	A-3
2.26	Performance Goals	A-3
2.27	Performance Share Award	A-3
2.28	Performance Unit Award	A-3
2.29	Period of Restriction	A-3
2.30	Plan	A-3
2.31	Restricted Share	A-3
2.32	Restricted Share Award	A-3
2.33	RSU	A-3
2.34	RSU Award	A-3
2.35	SAR	A-3
2.36	Section 409A	A-3
2.37	Shares	A-3
2.38	Subsidiary Corporation	A-3
2.39	Substantial Risk of Forfeiture	A-3

A-i

2.40	Ten Percent Shareholder	A-3
2.41	Termination of Employment	A-4
ARTICLE III ELIGIBILITY AND PARTICIPATION
3.1	Eligibility	A-4
3.2	Participation	A-4
ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS
4.1	Authority to Grant Awards	A-4
4.2	Dedicated Shares; Maximum Awards	A-4
4.3	Non-Transferability	A-5
4.4	Requirements of Law	A-5
4.5	Changes in the Company’s Capital Structure	A-5
4.6	Election Under Section 83(b) of the Code	A-7
4.7	Forfeiture for Cause	A-7
4.8	Forfeiture Events	A-7
4.9	Award Agreements	A-8
4.10	Amendments of Award Agreements	A-8
4.11	Rights as Shareholder	A-8
4.12	Issuance of Shares	A-8
4.13	Restrictions on Shares Received	A-8
4.14	Compliance With Section 409A	A-8
ARTICLE V OPTIONS
5.1	Authority to Grant Options	A-8
5.2	Type of Options Available	A-8
5.3	Option Agreement	A-8
5.4	Option Price	A-8
5.5	Duration of Option	A-9
5.6	Amount Exercisable	A-9
5.7	Exercise of Option	A-9
5.8	Notification of Disqualifying Disposition	A-9
5.9	No Rights as Shareholder	A-9
5.10	$100,000 Limitation on ISOs	A-9
ARTICLE VI SHARE APPRECIATION RIGHTS
6.1	Authority to Grant SAR Awards	A-10
6.2	General Terms	A-10
6.3	SAR Agreement	A-10
6.4	Term of SAR	A-10
6.5	Exercise of SAR	A-10
6.6	Payment of SAR Amount	A-10
6.7	Termination of Employment	A-10
ARTICLE VII RESTRICTED SHARE AWARDS
7.1	Restricted Share Awards	A-10
7.2	Restricted Share Award Agreement	A-11
7.3	Holder’s Rights as Shareholder	A-11
ARTICLE VIII RESTRICTED SHARE UNIT AWARDS
8.1	Authority to Grant RSU Awards	A-11

A-ii

8.2	RSU Award	A-11
8.3	RSU Award Agreement	A-11
8.4	Dividend Equivalents	A-11
8.5	Form of Payment Under RSU Award	A-11
8.6	Time of Payment Under RSU Award	A-11
8.7	No Rights as a Shareholder	A-11
ARTICLE IX PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS
9.1	Authority to Grant Performance Share Awards and Performance Unit Awards	A-12
9.2	Performance Goals	A-12
9.3	Time of Establishment of Performance Goals	A-12
9.4	Written Agreement	A-12
9.5	Form of Payment Under Performance Unit Award	A-12
9.6	Time of Payment Under Performance Unit Award	A-13
9.7	Holder’s Rights as Shareholder With Respect to Performance Awards	A-13
9.8	Increases Prohibited	A-13
9.9	Shareholder Approval	A-13
ARTICLE X OTHER SHARE-BASED AWARDS
10.1	Authority to Grant Other Share-Based Awards	A-13
10.2	Value of Other Share-Based Award	A-13
10.3	Payment of Other Share-Based Award	A-13
10.4	Termination of Employment	A-13
ARTICLE XI CASH-BASED AWARDS
11.1	Authority to Grant Cash-Based Awards	A-13
11.2	Value of Cash-Based Award	A-14
11.3	Payment of Cash-Based Award	A-14
11.4	Termination of Employment	A-14
ARTICLE XII SUBSTITUTION AWARDS
ARTICLE XIII ADMINISTRATION
13.1	Awards	A-14
13.2	Authority of the Committee	A-14
13.3	Decisions Binding	A-15
13.4	No Liability	A-15
ARTICLE XIV AMENDMENT OR TERMINATION OF PLAN
14.1	Amendment, Modification, Suspension, and Termination	A-15
14.2	Awards Previously Granted	A-15
ARTICLE XV MISCELLANEOUS
15.1	Unfunded Plan/ No Establishment of a Trust Fund	A-15
15.2	No Employment Obligation	A-16
15.3	Tax Withholding	A-16
15.4	Gender and Number	A-16
15.5	Severability	A-16
15.6	Headings	A-16
15.7	Other Compensation Plans	A-16
15.8	Other Awards	A-16
15.9	Successors	A-17

A-iii

15.10	Law Limitations/ Governmental Approvals	A-17
15.11	Delivery of Title	A-17
15.12	Inability to Obtain Authority	A-17
15.13	Investment Representations	A-17
15.14	Fractional Shares	A-17
15.15	Persons Residing Outside of the United States	A-17
15.16	Arbitration of Disputes	A-17
15.17	Governing Law	A-17

A-iv

ARTICLE I
Establishment, Purpose and Duration
      1.1     Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Weatherford International Ltd. 2006 Omnibus Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Cash-Based Awards and Other Share-Based Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the shareholders of the Company (the “Effective Date”).
      1.2     Purpose of the Plan. The Plan is intended to advance the best interests of the Company, its Affiliates and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.
      1.3     Duration of Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 14.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.
ARTICLE II
Definitions
      The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
      2.1     “Affiliate” means any Entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or other governing body) of the controlled Entity, or (ii) to direct or cause the direction of the management and policies of the controlled Entity, whether through the ownership of voting securities or by contract or otherwise.
      2.2     “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Other Share-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan, the consideration for which may be services rendered to the Company and/or its Affiliates.
      2.3     “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.
      2.4     “Board” means the board of directors of the Company.
      2.5     “Cash-Based Award” means an Award granted pursuant to Article XI.
      2.6     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
      2.7     “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him pursuant to Section 4.1.
      2.8     “Company” means Weatherford International Ltd., a Bermuda exempted company, or any successor or continuing Entity (by acquisition, reincorporation, merger, amalgamation, consolidation or otherwise).
      2.9     “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).
      2.10     “Director” means a director of the Company who is not an Employee.
      2.11     “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.
      2.12     “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s shareholders.
      2.13     “Employee” means a person employed by the Company or any Affiliate as a common law employee.
      2.14     “Entity” means any company, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity or organization.
      2.15     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
      2.16     “Fair Market Value” of the Shares as of any particular date means (1) if the Shares are traded on a stock exchange, the closing sale price of the Shares on that date as reported on the principal securities exchange on which the Shares are traded, or (2) if the Shares are traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Shares are not so traded, (b) if no closing price or bid and asked prices for the Shares were so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.
      2.17     “Fiscal Year” means the Company’s fiscal year.
      2.18     “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares or cash under an Award.
      2.19     “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.
      2.20     “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.
      2.21     “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.
      2.22     “Option” means an option to purchase Shares granted pursuant to Article V.

      2.23     “Option Price” shall have the meaning ascribed to that term in Section 5.4.
      2.24     “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.
      2.25     “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other corporations in the chain.
      2.26 “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.
      2.27 “Performance Share Award” means an Award designated as a performance share award granted to a Holder pursuant to Article IX.
      2.28 “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.
      2.29 “Period of Restriction” means the period during which Restricted Shares are subject to a substantial risk of forfeiture (or absolute right of the Company to repurchase), whether based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.
      2.30 “Plan” means the Weatherford International Ltd. 2006 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.
      2.31 “Restricted Shares” means restricted Shares issued or granted under the Plan pursuant to Article VII.
      2.32 “Restricted Share Award” means an authorization by the Committee to issue or transfer Restricted Shares to a Holder.
      2.33 “RSU” means a restricted share unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.
      2.34 “RSU Award” means an Award granted pursuant to Article VIII.
      2.35 “SAR” means a share appreciation right granted under the Plan pursuant to Article VI.
      2.36 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
      2.37 “Share” or “Shares” means a common share or shares, par value U.S.$1.00 per share, of the Company, or, in the event that the Shares are later changed into or exchanged for a different class of shares or securities of the Company or another Entity, that other share or security. Shares may be represented by a certificate or by book or electronic entry.
      2.38 “Subsidiary Corporation” means any company or corporation (other than the Company) in an unbroken chain of companies or corporations beginning with the Company if, at the time of the action or transaction, each of the companies or corporations other than the last company or corporation in an unbroken chain owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other companies or corporations in the chain.
      2.39 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in section 409A of the Code and Department of Treasury guidance issued thereunder.
      2.40 “Ten Percent Shareholder” means an individual who, at the time the Option is granted, owns more than ten percent of the total combined voting power of all classes of shares or series of shares of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the shares owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and shares owned, directly or indirectly, by or for a company, corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.
      2.41 “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Optionee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.
ARTICLE III
Eligibility and Participation
      3.1     Eligibility. Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan are Employees and Directors. Awards other than ISOs, Performance Share Awards, or Performance Units Awards may also be granted to a person who is expected to become an Employee within six months. In no event will an ISO be granted to any person other than a key Employee.
      3.2     Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the persons to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE IV
General Provisions Relating to Awards
      4.1     Authority to Grant Awards. The Committee may grant Awards to those eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Chief Executive Officer of the Company is authorized to grant Awards, with respect to no more than 500,000 Shares per Fiscal Year, to eligible persons who are not officers of the Company subject to the provisions of Section 16 of the Exchange Act and as inducements to hire prospective Employees who will not be officers of the Company subject to the provisions of Section 16 of the Exchange Act.
      4.2     Dedicated Shares; Maximum Awards. The aggregate number of Shares with respect to which Awards may be granted under the Plan is 10 million. The aggregate number of Shares with respect to which Options may be granted under the Plan is 10 million. The maximum number of Shares with respect to which Options may be granted to an Employee or Director during a Fiscal Year is one million. The maximum number of shares with respect to which SARs may be granted to an Employee during a Fiscal Year is one million. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of Shares stated in this Section 4.2 shall also be increased by such number of Shares as become subject to substitute Awards granted pursuant to Article XII; provided, however, that such increase shall be conditioned upon the approval of the shareholders of the Company to the extent shareholder approval is required by law or applicable stock exchange rules. If Shares are not issued or withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. If Shares are tendered in payment of an Option Price of an Option, such Shares will not be added to the aggregate number of Shares with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of Shares, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled in Shares, the number of Shares subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.
      4.3     Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.
      4.4     Requirements of Law. The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable upon exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry, rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.
      4.5     Changes in the Company’s Capital Structure.
      (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any acquisition, merger, amalgamation or consolidation of the Company, any issue of bonds, debentures or shares, including preferred or prior preference shares ahead of or affecting the Shares or Share rights, the winding up, dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
      (b) If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a Share dividend or bonus issue, or other increase or reduction of the number of Shares issued and outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and price per Share subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Shares the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Shares then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Shares then reserved, that number and class or series of Shares that would have been received by the owner of an equal number of issued and outstanding Shares of each class or series of Shares as the result of the event requiring the adjustment.

      (c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving Entity in any acquisition, merger, amalgamation, consolidation, reorganization or other similar transaction (or survives only as a subsidiary of an Entity), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or Entity (other than an Entity wholly-owned by the Company), (3) the Company is to be wound up or dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company, or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after any approval by the shareholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, subject to applicable law, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation, merger or amalgamation in which Holders of the Company’s common shares will receive one common share of the successor or continuing Entity for each common share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor or continuing Entity exercisable for the same number of common shares of the successor as the Award was exercisable for common Shares of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an Entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such Entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Shares subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Shares are equal to the excess of the aggregate fair market value of all Shares subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Shares, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Shares covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Shares or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).
      In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, subject to applicable law, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the issued and outstanding Shares by reason of recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, subdivisions, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Shares or other consideration subject to such Award. In the event of any such change in the issued and outstanding Shares, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After (i) the acquisition of the Company by an Entity, (ii) the merger of one or more Entities into the Company or (iii) a consolidation or amalgamation of the Company and one or more Entities in which the Company shall be the surviving Entity, each Holder shall be entitled to have his Restricted Shares appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of acquisition, merger, amalgamation or consolidation.

(f) The issuance by the Company of shares of any class or series, or securities convertible into, or exchangeable for, shares of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of shares or obligations of the Company convertible into, or exchangeable for, shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options or other Awards.
      4.6     Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan (including by way of an absolute right of the Company to purchase or obligate the transfer of any issued Shares or rights to subscribe therefore for such consideration, if any, as the Committee may determine in its sole discretion).
      4.7     Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company (including by way of an absolute right of the Company to purchase or obligate the transfer of any issued Shares or rights to subscribe therefore for such consideration, if any, as the Committee may determine in its sole discretion). The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.
      4.8     Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
      4.9     Award Agreements. Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.
      4.10     Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.
      4.11     Rights as Shareholder. A Holder shall not have any rights as a shareholder with respect to Shares covered by an Option, a SAR, an RSU, a Performance Share Unit, or an Other Share-Based Award until the date, if any, such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Shares.
      4.12     Issuance of Shares. Shares, when issued, may be represented by a certificate or by book or electronic entry.
      4.13     Restrictions on Shares Received. Subject to applicable law, the Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.
      4.14     Compliance With Section 409A. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.
ARTICLE V
Options
      5.1     Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.
      5.2     Type of Options Available. Options granted under the Plan may be NSOs or ISOs.
      5.3     Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Option Agreement, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO.
      5.4     Option Price. The price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Shareholder, the Option Price for an ISO shall not be less than

110 percent (110%) of the Fair Market Value of the Shares on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.
      5.5     Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall expire on the fifth anniversary of the date the Option is granted.
      5.6     Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.
      5.7     Exercise of Option.
      (a) General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.
      (b) Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.
      5.8     Notification of Disqualifying Disposition. If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.
      5.9     No Rights as Shareholder. An Optionee shall not have any rights as a shareholder with respect to Shares covered by an Option until the date such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such shares.
      5.10     $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Shares subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Shares subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.

ARTICLE VI
Share Appreciation Rights
      6.1     Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
      6.2     General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the SAR.
      6.3     SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.
      6.4     Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.
      6.5     Exercise of SAR. A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
      6.6     Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR by the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
      6.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
ARTICLE VII
Restricted Share Awards
      7.1     Restricted Share Awards. The Committee may make Awards of Restricted Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Share Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Shares, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Restricted Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

      7.2     Restricted Share Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions as the Committee may specify.
      7.3     Holder’s Rights as Shareholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Share Award shall have all the rights of a shareholder with respect to any issued Restricted Shares included in the Restricted Share Award during the Period of Restriction established for the Restricted Share Award. Dividends paid with respect to Restricted Shares in cash or property other than Shares or rights to acquire Shares or bonus issues shall be paid to the recipient of the Restricted Share Award currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Shares. During the Period of Restriction, certificates representing the Restricted Shares shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all share transfer forms or other instruments of assignment, each endorsed in blank, which will permit transfer to or purchase by the Company of all or any portion of the Restricted Shares which shall be forfeited in accordance with the Plan and the applicable Award Agreement.
ARTICLE VIII
Restricted Share Unit Awards
      8.1     Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account that reflects the number of RSUs credited under the Plan for the benefit of a Holder.
      8.2     RSU Award. An RSU Award shall be similar in nature to a Restricted Share Award except that no Shares are actually issued or transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a Share.
      8.3     RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.
      8.4     Dividend Equivalents. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.
      8.5     Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or Shares, or any combination thereof, as specified in the applicable Award Agreement.
      8.6     Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
      8.7     No Rights as Shareholder. Each recipient of a RSU Award shall have no rights of a shareholder with respect to any Shares underlying such RSUs until such date as the underlying Shares are issued.

ARTICLE IX
Performance Share Awards and Performance Unit Awards
      9.1     Authority to Grant Performance Share Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Share Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Share Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Share or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Performance Shares or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.
      9.2     Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, share price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Shares or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Shares or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.
      9.3     Time of Establishment of Performance Goals. A Performance Goal for a particular Performance Share Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
      9.4     Written Agreement. Each Performance Share Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
      9.5     Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.

      9.6     Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
      9.7     Holder’s Rights as Shareholder With Respect to Performance Awards. Each Holder of a Performance Share Award shall have all the rights of a shareholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares. Each Holder of a Performance Unit Award shall have no rights of a shareholder with respect to any Shares underlying such Performance Unit Award until such date as the underlying Shares are issued.
      9.8     Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under a Performance Shares or Performance Unit Award. If the time at which a Performance Shares or Performance Unit Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Shares or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.
      9.9     Shareholder Approval. No issuances of Shares or payments of cash will be made pursuant to this Article IX unless the shareholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.
ARTICLE X
Other Share-Based Awards
      10.1     Authority to Grant Other Share-Based Awards. The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including, subject to applicable law, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the issue or transfer of Shares to Holders, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
      10.2     Value of Other Share-Based Award. Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.
      10.3     Payment of Other Share-Based Award. Payment, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash or Shares or any combination thereof as the Committee determines.
      10.4     Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Other Share-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Share-Based Awards issued pursuant to the Plan.
ARTICLE XI
Cash-Based Awards
      11.1     Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

      11.2     Value of Cash-Based Award. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.
      11.3     Payment of Cash-Based Award. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.
      11.4     Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.
ARTICLE XII
Substitution Awards
      Awards may be granted under the Plan from time to time in substitution for share options and other awards held by employees of other Entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger, amalgamation or consolidation of the Company with another Entity, or the acquisition by the Company of substantially all the assets of another Entity, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock, shares or securities of another Entity as the result of which such other Entity will become an Affiliate of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.
ARTICLE XIII
Administration
      13.1     Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan. The Board shall administer the Plan with respect to the grant of Awards to Directors.
      13.2     Authority of the Committee. The Committee shall have full power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to determine the persons to whom and the time or times at which Awards will be made; determine the number and exercise price of Shares covered in each Award subject to the terms and provisions of the Plan; determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; accelerate the time at which any outstanding Award will vest; prescribe, amend and rescind rules and regulations relating to administration of the Plan; and make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
      The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 13.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
      13.3     Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, the Holders and the estates and beneficiaries of Holders.
      13.4     No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.
ARTICLE XIV
Amendment or Termination of Plan
      14.1 Amendment, Modification, Suspension, and Termination. Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and/or any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.5, the Board shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.
      14.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.
ARTICLE XV
Miscellaneous
      15.1     Unfunded Plan/ No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the United States Employee Retirement Income Security Act of 1974, as amended.

      15.2     No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.
      15.3     Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares not issued shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by issuing to the Holder a reduced number of Shares in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are to be issued, (b) reduce the number of such Shares actually issued so that the Fair Market Value of the Shares withheld from issuance on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the Shares withheld from issuance, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold from issuance only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the Shares withheld from issuance does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold from issuance Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 15.3. The Shares withheld from issuance by the Company shall be authorized but unissued Shares and the Holder’s right, title and interest in the rights to subscribe for such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
      15.4     Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
      15.5     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      15.6     Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
      15.7     Other Compensation Plans. The adoption of the Plan shall not affect any outstanding options, restricted shares or restricted share units, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.
      15.8     Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

      15.9     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or continuing company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
      15.10     Law Limitations/ Governmental Approvals. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      15.11     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
      15.12     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
      15.13     Fractional Shares. No fractional Shares shall be issued or acquired pursuant to the Plan or any Award. If the application of any provision of the Plan or any Award Agreement would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.
      15.14     Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
      15.15     Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to determine which Affiliates shall be covered by the Plan; determine which persons employed outside the United States are eligible to participate in the Plan; amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 15.15 by the Committee shall be attached to the Plan document as Appendices; and take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the United States Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.
      15.16     Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.
      15.17     Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

Weatherford International Ltd.
Notice of 2006 Annual General Meeting of Shareholders
and Proxy Statement
May 9, 2006
9:00 a.m. (Houston time)
The St. Regis Hotel
1919 Briar Oaks
Houston, Texas

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
WEATHERFORD INTERNATIONAL LTD.
May 9, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
êPlease detach along perforated line and mail in the envelope provided.ê
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.	Election of the following Nominees as Directors, as set forth in the Proxy Statement:

	☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: Nicholas F. Brady William E. Macaulay David J. Butters Robert B. Millard Bernard J. Duroc-Danner Robert K. Moses, Jr. Sheldon B. Lubar Robert A. Rayne

INSTRUCTION:	To direct the proxy holder to vote for all nominees, mark “FOR ALL NOMINEES” and do not fill in the circle next to any nominee’s name. To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold authority, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Appointment of Ernst & Young LLP as independent registered public accounting firm (which constitutes the auditors for purposes of Bermuda law) for the year ending December 31, 2006, and authorization of the Audit Committee of the Board of Directors to set Ernst & Young LLP’s remuneration.	☐	☐	☐

3.	Approval of the Weatherford International Ltd. 2006 Omnibus Incentive Plan.	☐	☐	☐

4.	Approval of an increase in the Company’s authorized share capital from $510,000,000, consisting of 500,000,000 common shares and 10,000,000 preference shares, to $1,010,000,000, by the creation of 500,000,000 additional common shares.	☐	☐	☐

5.	To consider and vote upon any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in the proxy’s discretion.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED AT LEFT UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.
Receipt of the Proxy Statement dated March 23, 2006, and the Annual Report of Weatherford for the year ended December 31, 2005, is hereby acknowledged.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WEATHERFORD INTERNATIONAL LTD.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned shareholder of Weatherford International Ltd. (“Weatherford”) hereby appoints Burt M. Martin, or, failing him, Bernard J. Duroc-Danner, as proxy, each with full power of substitution, for the undersigned to vote the number of common shares of Weatherford that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of Weatherford to be held on May 9, 2006, at 9:00 a.m., Houston time, at The St. Regis Hotel, 1919 Briar Oaks, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated March 23, 2006:
(Continued and to be signed on the reverse side.)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
WEATHERFORD INTERNATIONAL LTD.
May 9, 2006

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
êPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.ê
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.	Election of the following Nominees as Directors, as set forth in the Proxy Statement:

	☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: Nicholas F. Brady William E. Macaulay David J. Butters Robert B. Millard Bernard J. Duroc-Danner Robert K. Moses, Jr. Sheldon B. Lubar Robert A. Rayne

INSTRUCTION:	To direct the proxy holder to vote for all nominees, mark “FOR ALL NOMINEES” and do not fill in the circle next to any nominee’s name. To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold authority, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Appointment of Ernst & Young LLP as independent registered public accounting firm (which constitutes the auditors for purposes of Bermuda law) for the year ending December 31, 2006, and authorization of the Audit Committee of the Board of Directors to set Ernst & Young LLP’s remuneration.	☐	☐	☐

3.	Approval of the Weatherford International Ltd. 2006 Omnibus Incentive Plan.	☐	☐	☐

4.	Approval of an increase in the Company’s authorized share capital from $510,000,000, consisting of 500,000,000 common shares and 10,000,000 preference shares, to $1,010,000,000, by the creation of 500,000,000 additional common shares.	☐	☐	☐

5.	To consider and vote upon any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in the proxy’s discretion.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED AT LEFT UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.
Receipt of the Proxy Statement dated March 23, 2006, and the Annual Report of Weatherford for the year ended December 31, 2005, is hereby acknowledged.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.